UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
TRUPANION, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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A LETTER TO OUR STOCKHOLDERS
April 26, 2024
Dear Trupanion Stockholders,
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the Annual Meeting) of Trupanion, Inc. (the Company or Trupanion). The matters expected to be acted upon at the Annual Meeting are described in detail in the following Notice of Annual Meeting of Stockholders and proxy statement.
The Annual Meeting will be held on Wednesday, June 5, 2024 at 9 a.m. (Pacific Time), at 6100 4th Avenue South, Seattle, Washington 98108. For specific instructions on how to vote your shares, please refer to the information provided in this proxy statement. We urge all stockholders to vote their shares in advance of the meeting through the Internet, mail or by telephone. If you plan to attend the meeting, you must request an admission ticket by May 15, 2024 by following the instructions in this proxy statement.
Please note that this year, unlike prior years, we will not be holding our stockholder engagement event following the Annual Meeting. Instead, we will be hosting an Investor Day on September 18, 2024, at which we will have mid-year presentations by management and an extensive question and answer period. This annual event is designed to be the best opportunity to understand Trupanion's achievements and challenges over the past year and its strategic vision going forward. Those looking for opportunities to engage in Q&A and connect real-time with the team are encouraged to attend September's Investor Day. Additional details regarding this event are available at https://investors.trupanion.com/news/events/default.aspx.
In the event any changes to our Annual Meeting plans are necessary or appropriate, such as the date or location (including to hold the meeting by remote communication), we will announce the change in advance and post details, including instructions on how stockholders can participate, on our investor relations website at https://investors.trupanion.com and file them with the Securities and Exchange Commission (the SEC).
We continue to elect to deliver our proxy materials to the majority of our stockholders over the Internet, which provides stockholders with the information they need, while minimizing our environmental impact and lowering the distribution cost of proxy materials. On or around April 26, 2024, we expect to commence delivery to stockholders of a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to:

•access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC (the Annual Report);
•vote through the Internet, mail or by telephone; and
•receive paper copies of the proxy materials by mail, if desired.

The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important to us. We encourage you to vote as soon as possible. Whether or not you plan to attend the Annual Meeting in-person, please vote your shares through the Internet, by mail, or by phone to ensure your shares are represented at the meeting. For those who plan to attend in-person, you will also have the opportunity to vote at the Annual Meeting. If you plan to attend the meeting, you must request an admission ticket by May 15, 2024 by following the instructions in this proxy statement.

Thank you for your support of Trupanion, Inc.

Warm Regards,

Murray Low
Lead Independent Director of the Board of Directors
Seattle, Washington

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Agenda. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect eight directors to serve one-year terms through the next annual meeting of stockholders following this Annual Meeting and until a successor has been elected and qualified or until such director's earlier resignation or removal.
2.To approve the Trupanion 2024 Equity Incentive Plan.
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
4.To conduct an advisory and non-binding vote to approve the compensation provided to the Company’s named executive officers in 2023.
Record Date. Only stockholders of record at the close of business on April 10, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, provided, stockholders will need to comply with Company policies in connection with visiting our headquarters.

Stock Ownership. For questions regarding your stock ownership, contact Trupanion’s Senior Vice President, Corporate Communications, Laura Bainbridge, by email at Investor.Relations@trupanion.com. If you are a registered holder, contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by phone at (877) 830-4936 or by email through their website at https://shareholder.broadridge.com/bcis/.

Digital Proxy Statement and Annual Report. Visit https://investors.trupanion.com/financials/annual-reports/default.aspx to review or download a digital copy of this proxy statement and our Annual Report.

YOUR VOTE IS VERY IMPORTANT. Although you are legally entitled to attend the Annual Meeting in-person for the purposes of voting your shares, we recommend you vote your shares by proxy in advance of the Annual Meeting through the Internet, by mail or by telephone to ensure that your shares are represented at the meeting. For specific instructions on how to vote your shares, please refer to the information provided in this proxy statement. If you plan to attend the meeting, you must request an admission ticket by May 15, 2024 by following the instructions in this proxy statement.
Please note that this year, unlike prior years, we will not be holding our stockholder engagement event following the Annual Meeting. Instead, we will be hosting an Investor Day on September 18, 2024, at which we will have mid-year presentations by management and an extensive question and answer period. This annual event is designed to be the best opportunity to understand Trupanion's achievements and challenges over the past year and its strategic vision going forward. Those looking for opportunities to engage in Q&A and connect real-time with the team are encouraged to attend September's Investor Day. Additional details regarding this event are available at https://investors.trupanion.com/news/events/default.aspx.

By Order of the Board of Directors,

Chris Kearns
Chief Legal Officer
Seattle, Washington
April 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2024.
The Proxy Statement and our 2023 Annual Report on Form 10-K are available at
https://investors.trupanion.com/financials/annual-reports/default.aspx and at
https://www.proxyvote.com.

TABLE OF CONTENTS

Proxy Statement Summary	1	Executive Compensation	37
Information About Solicitation and Voting	1	Compensation Discussion and Analysis	37
Annual Meeting Agenda and Voting Recommendations	1	Part 1: Organization of this CD&A	37
General Proxy Information	2	1.1 CD&A Sections	37
Record Date; Quorum	2	Part 2: Executive Summary	38
Internet Availability of Proxy Materials	2	2.1 Named Executive Officers	38
Voting Rights; Required Vote	2	2.2 Business Overview and Performance	38
How Your Shares Are Voted	2	2.3 Compensation Highlights	38
Voting Instructions; Voting of Proxies	3	Part 3: Our Culture	41
Expenses of Soliciting Proxies	5	3.1 Who We Are	41
Revocability of Proxies	5	Part 4: Governance of Executive Compensation	42
Electronic Access to the Proxy Materials	5	4.1 Role of the Compensation Committee	42
Voting Results	5	4.2 Role of Management	42
Proposal No. 1 Election of Directors	6	4.3 Role of Consultant	43
Our Board of Directors	7	4.4 Peer Group	43
Board of Directors Snapshot	7	Part 5: Components of Executive Compensation	45
Our Directors and Nominees	8	5.1 Key Elements of Compensation	45
Non-Employee Director Compensation	14	5.2 Detailed Description of Each Element of Compensation and Determination of Compensation for the 2023 Performance Year	46
Non-Employee Director Compensation Program	14	Part 6: Other Compensation Policies and Practices	52
Additional Compensation for Non-Employee Directors	14	6.1 Employment Agreements	52
2023 Non-Employee Director Compensation Table	15	6.2 Severance and Change-in-Control Protection	52
Proposal No. 2: Approval of 2024 Equity Incentive Plan	16	6.3 Share Ownership	53
Summary of the proposal	16	6.4 Risk Assessment	53
Key Considerations in the Determination of the Number of Shares to Request	16	6.5 Clawbacks	54
Highlights of the 2024 Equity Incentive Plan	17	6.6 Pledging & Hedging	54
Updated Share Information as of April 24, 2024	17	6.7 Discussion on Key Performance Metrics	54
Summary of the 2024 Equity Incentive Plan	18	Compensation Committee Report	57
Interest of Certain Persons in Matters to be Acted Upon; Awards under the 2024 EIP	20	Executive Compensation Tables	58
New Plan Benefits	21	Summary Compensation Table	58
Corporate Governance	22	Grants of Plan-Based Awards	60
Corporate Governance Guidelines	22	Outstanding Equity Awards at Fiscal Year-End	62
Board Composition and Leadership Structure	22	Option Exercises and Stock Vested Table	64
Board's Role in Risk Oversight	22	Termination of Employment and Change of Control Payments Table	65
Director Independence	22	Narrative Discussion to Termination of Employment and Change of Control Payment Table	66
Role of Lead Independent Director	23	Pay Ratio	67
Committees of Our Board of Directors	23	Pay Versus Performance	68
Corporate Governance and Ethics Principles	25	Pay Versus Performance Table	68
Compensation Committee Interlocks and Insider Participation	25	Description of the Relationship Between Compensation Actually Paid to Our Named Executive Officers and Company Performance	69
Board and Committee Meetings, Attendance, and Executive Sessions	25	The Company's Most Important Financial Performance Measures	70
Board Attendance at Annual Stockholders' Meeting	26	Equity Compensation Plan Information	71
Role of Stockholder Engagement	26	Security Ownership of Certain Beneficial Owners and Management	74
Communication with Directors	26	Certain Relationships and Related Party Transactions	77
Considerations in Evaluating Director Nominees	26	Consulting Arrangements	77
Stockholder Recommendations for Nominations to the Board of Directors	27	Review, Approval or Ratification of Transactions with Related Parties	77
Proposal No. 3: Ratification of Independent Registered Public Accounting Firm	28	Additional Information	78
Principal Accountant Fees and Services	28	Stockholder Proposals to be Presented at Next Annual Meeting	78
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	28	Delinquent Section 16(a) Reports	78
Report of the Audit Committee	29	Available Information	78
Executive Officers	30	"Householding" - Stockholders Sharing the Same Address	79
Our Executive Officers	30	Other Matters	79

Proposal 4: Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company's Named Executive Officers for 2023	36	Information on Attending the 2024 Annual Meeting of Stockholders	80
Say-On-Pay	36	Annex A	A-1
Say-On-Pay Resolution	36

Proxy Statement Summary
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of Trupanion, Inc.’s Board of Directors for use at Trupanion’s 2024 Annual Meeting to be held on Wednesday, June 5, 2024, at 9:00 a.m., Pacific Time, and any adjournment or postponement thereof. The Annual Meeting will be held in-person at 6100 4th Avenue South, Seattle, Washington 98108 and stockholders will be able to attend the Annual Meeting and vote during the meeting in-person. However, we encourage stockholders to vote in advance of the Annual Meeting through the Internet, by mail or by telephone to ensure that your shares are represented at the Annual Meeting. If you plan to attend the meeting, you must request an admission ticket by May 15, 2024 by following the instructions in this proxy statement.
At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Annual Meeting Agenda and Voting Recommendations

Proposal	Description	Board Recommendation
Proposal 1	Election of the eight director nominees named in this proxy statement	"FOR"
Proposal 2	Approval of the Trupanion 2024 Equity Incentive Plan	"FOR"
Proposal 3	Ratification and Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	"FOR"
Proposal 4	Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company's Named Executive Officers for 2023	"FOR"

General Proxy Information
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 10, 2024, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 10, 2024, Trupanion had 41,995,023 shares of common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in-person at the meeting or if you have properly submitted a proxy through the Internet, mail or by telephone.
Internet Availability of Proxy Materials
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or around April 26, 2024, we expect to commence delivery to our stockholders of a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Voting Rights; Required Vote
Each holder of shares of our common stock is entitled to one vote in respect of all matters at the Annual Meeting for each share of common stock held as of the close of business on April 10, 2024, the record date. You may vote all shares owned by you at such date, including shares held directly in your name as the stockholder of record and shares held for you as the beneficial owner in street name through a brokerage firm, bank, or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
How Your Shares Are Voted
Stockholder of Record: Shares Registered in Your Name. If on April 10, 2024, your shares were registered directly in your name with Trupanion’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, vote in advance through the Internet, by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning a proxy card appointing a person to represent you and vote your shares at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If on April 10, 2024, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your brokerage firm, bank or other nominee on how to vote the shares held in your account, and your brokerage firm, bank or other nominee provides voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must, in addition to following the instructions set forth in this proxy statement to obtain a ticket, obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted with respect to the election of directors (stockholder withholding). Stockholder withholding will count for purposes of determining the presence of a quorum, but it will not be treated as a vote cast. Accordingly, stockholder withholding will have no effect on the election of the eight director nominees named in this proxy statement. Similarly, abstentions will count for purposes of determining the presence of a quorum, but they will not be treated as votes cast, and, therefore, will have no effect on the approval of the Trupanion 2024 Equity Incentive Plan, the ratification of the appointment of Ernst & Young LLP, or the advisory vote to approve the compensation provided to our named executive officers in 2023. In addition, while a broker has discretion to vote uninstructed shares held in street name on “routine” matters, under stock market rules, a broker lacks discretion to vote shares held in street name on “non-routine” matters in the absence of instructions from the beneficial owner of the stock (called a broker non-vote). Proposal 3 is a routine matter, but Proposals 1, 2, and 4 are non-routine matters. Broker non-votes will count for purposes of determining the presence of a quorum, but will not be treated as votes cast on Proposals 1, 2, and 4. Accordingly, broker non-votes will have no effect on the election of directors, approval of the Trupanion 2024 Equity Incentive Plan, and the advisory vote to approve compensation provided to our named executive officers in 2023.
The following chart describes the proposals to be considered at the Annual Meeting, our recommended vote with respect to each matter, the vote required to approve each matter, and the manner in which votes will be counted:

Proposal		Recommended Vote	Vote Required	Impact of Withhold Votes/ Abstentions (3)	Broker Non-Votes (4)
Proposal 1	Election of eight directors	"FOR"	Plurality (1)	No Effect	No Effect
Proposal 2	Approval of the Trupanion 2024 Equity Incentive Plan	"FOR"	Majority of votes cast (2)	No Effect	No Effect
Proposal 3	Ratification and Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	"FOR"	Majority of votes cast (2)	No Effect	Discretionary voting by broker permitted
Proposal 4	Advisory Vote to Approve the Compensation Provided to Our Named Executive Officers in 2023	"FOR"	Majority of votes cast (2)	No Effect	No Effect
(1)The directors will be elected by a plurality of the votes cast at the meeting. This means that individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominees, or “WITHHOLD” your vote with respect to one or more of the nominees.
(2)Approval of Proposals 2, 3 and 4 will be obtained if the holders of a majority of the votes cast at the Annual Meeting vote “FOR” the proposal.
(3)Neither abstentions nor (in the case of Proposal 1) withhold votes will count as votes cast “FOR” or “AGAINST” any of the proposals, which means that abstentions and withhold votes will have no direct effect on the outcome of these proposals.
(4)Broker non-votes will have no direct effect on Proposals 1, 2, and 4. Brokers are permitted to exercise their discretion and vote without specific instruction on Proposal 3.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•vote through the Internet — in order to do so, please visit https://www.proxyvote.com and follow the instructions shown on your Notice of Internet Availability or proxy card;
•vote by telephone — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card;
•vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it in the envelope provided; or
•vote in-person at the meeting — we will provide a ballot to stockholders who attend the meeting and wish to vote in-person. If you plan to attend the meeting, you must request an admission ticket by May 15, 2024 by following the instructions in this proxy statement.

Votes submitted through the Internet, by mail, or by telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2024. Submitting your proxy, through these means will not affect your right to vote in person should you decide to attend the Annual Meeting.

You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting and you are a record holder, then you must bring your admission ticket (which you may obtain as described below) and government-issued identification such as a driver’s license or passport. You may also appoint another person to represent you at the Annual Meeting through a written, signed proxy giving such person the right to vote the shares. Such person must bring that proxy, their government-issued identification and an admission ticket to the Annual Meeting.

To request an admission ticket to the Annual Meeting, please contact Investor Relations via e-mail at Investor.Relations@trupanion.com or by mail at Investor Relations, Trupanion, Inc., 6100 Fourth Avenue South, Suite 200, Seattle, Washington 98108 and send proof of stock ownership.
•If you are a registered stockholder, proof of your stock ownership is one of the following that shows your current name and address: the Proxy Card or the Notice of Internet Availability for the Annual Meeting.

•If you are a “proxy” for a registered stockholder, proof of stock ownership is (i) a valid, written “legal proxy” from the holder of record, naming you, signed by the registered stockholder and including the name and address of the registered holder of record, as recorded on their Notice of Internet Availability and (ii) either the Proxy Card or the Notice of Internet Availability (in the name of the registered stockholder).

•If you are a beneficial stockholder (that is, your shares are held in the name of a brokerage firm, bank or other nominee), proof of stock ownership is either the Voting Instruction Form or Notice of Internet Availability and a written “legal proxy”, naming you, signed by the brokerage firm, bank or other nominee that holds your shares. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

•If you are a “proxy” for a beneficial stockholder, proof of stock ownership is (i) a valid, written “legal proxy” from the holder of record, naming you, signed by the beneficial stockholder’s brokerage firm, bank or other nominee and including the name and address of the beneficial holder of record, as recorded on the Notice of Internet Availability and (ii) either the Voting Instruction Form or the Notice of Internet Availability. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

To allow time for processing, please submit requests for admission tickets by May 15, 2024. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process via e-mail at Investor.Relations@trupanion.com or by mail at Investor Relations, Trupanion, Inc., 6100 Fourth Avenue South, Suite 200, Seattle, Washington 98108.

If you are not the stockholder of record, please refer to the voting instructions provided by your brokerage firm, bank or other nominee to direct it how to vote your shares.
For Proposal 1, you may either vote “FOR” each of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting in-person, we urge you to vote in advance of the meeting through the Internet, by mail or by phone to ensure that your shares are represented at the meeting.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated in the above table. The proxies also confer discretionary authority upon the person named therein with respect to any amendments, variations or other matters which may properly come before the Annual Meeting. As of the date hereof, the Company knows of no such amendments, variations or other matters to come before the Annual Meeting. However, if any such amendment, variation or other matter properly comes before the Annual Meeting, a proxy, when properly completed and delivered and not revoked, will confer discretionary authority upon the person named therein to vote on such other business in accordance with their best judgment, subject to any limitations imposed by applicable law or the rules of any applicable securities exchange.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote through the Internet or by telephone.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card.

Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by Trupanion. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, or by other similar means, or in-person. Our directors, officers and other employees, without additional compensation, may solicit proxies for us personally or in writing, by mail, email, telephone, or by other similar means. Following the original distribution and mailing of the solicitation materials, we will request brokerage firms, banks and other nominees who are record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, by phone or by mail, you are responsible for any Internet access, telephone or data usage or postage charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:
•delivering to the Corporate Secretary a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again through the Internet or by telephone (by June 4, 2024, 11:59 p.m. Eastern Time); or
•attending and voting at the Annual Meeting (attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the Internet;
•instruct us to mail paper copies of our future proxy materials to you; and
•instruct us to send our future proxy materials to you electronically by email.

To help us achieve our environmental goals, consider choosing to receive your future proxy materials by email, which will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on the investor relations section of our website at https://investors.trupanion.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Proposal No. 1: Election of Directors

As of the date of this Proxy Statement, our Board of Directors consists of ten directors, and following the Annual Meeting the size of our Board of Directors will be automatically reduced to eight directors.
Our nominating and corporate governance committee has nominated Darryl Rawlings, Max Brodén, Jacqueline "Jackie" Davidson, Paulette Dodson, Richard Enthoven, Murray Low, Elizabeth "Betsy" McLaughlin, and Howard Rubin for election as directors at the 2024 Annual Meeting, and at the recommendation of our nominating and corporate governance committee, our Board of Directors proposes that Mr. Rawlings, Mr. Brodén, Ms. Davidson, Ms. Dodson, Mr. Enthoven, Dr. Low, Ms. McLaughlin, and Mr. Rubin, each be elected as a director for a one-year term expiring at the 2025 annual meeting and until their successor is duly elected and qualified or until their earlier resignation or removal.
Daniel “Dan” Levitan and Zay Satchu, each an incumbent director, have notified us that they are resigning upon completion of the Annual Meeting and will not be standing for election. Mr. Levitan has served on our Board of Directors since 2007 and has played a pivotal role on our Board of Directors since that time. Dan was a key influencer in Trupanion’s decision to enter the US, and his impact will be felt long after his departure this year. During his tenure he helped us navigate our initial public offering in 2014, has served on several committees of the Board of Directors and provided a wealth of insight and counsel both to fellow board members and to management throughout the course of his tenure. We thank him for his contributions and also thank Dr. Satchu for her time, support and service on our board for the past three years.
Our nominating and corporate governance committee regularly considers and will continue to assess Board size, tenure and refreshment, and whether our Board of Directors has the right mix of skills, qualifications and experiences. With the appointment of four new board members during 2023 and the departure of two current directors, we believe our Board size of eight is appropriate at this time.
Under our Bylaws, each director is elected by a plurality of the votes cast at the Annual Meeting. This means that the eight individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” any or all of the nominees or you may “WITHHOLD” your vote with respect to any or all nominees. Shares represented by proxies will be voted “FOR” the election of each of the nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominees as the proxy holders, who are officers of our Company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than eight directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Our Board of Directors
Board of Directors Snapshot

Our Board of Directors and their respective ages as of April 10, 2024 are as follows:

Name	Age
Darryl Rawlings	54
Max Brodén	45
Jackie Davidson	63
Paulette Dodson	60
Richard Enthoven	53
Dan Levitan	66
Murray Low	71
Betsy McLaughlin	63
Howard Rubin	71
Zay Satchu	35
Information regarding our director nominees (see Proposal 1), including their principal occupations, certain other directorships they hold, or have held, and their other skills and qualifications, is set forth below. There are no familial relationships among our directors and officers. No director nominee has an arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee. Dan Levitan and Zay Satchu, each an incumbent director, have notified us that they are resigning upon completion of the Annual Meeting and will not be standing for election.

Our Directors and Nominees

MURRAY LOW

Professor, Executive Education, Columbia Business School

Age: 71 | Director Since: 2006

Murray is pictured above with his dog, Maggie, a toy poodle.

"A few years ago I took a road trip around Cape Breton, Nova Scotia in my Airstream trailer with Maggie, my 12 year old, five-pound, toy poodle. We did lots of hiking, with Maggie leading the way. But then we came across a trail where dogs were not allowed. It was a moose pasture high on the hill above the wild Atlantic Ocean. So I stuffed Maggie in my backpack. Sure enough, after a short distance we came across a cow moose and a calf just a few feet off the trail. Maggie and I watched quietly, delighted to have shared the moment together." -Murray

Biography:

Murray Low is currently the lead independent director on our Board of Directors and has served as a member of our Board of Directors since April 2006. Dr. Low previously served as the chairperson of our Board of Directors. In addition, Dr. Low served as our Secretary and Treasurer from April 2006 to June 2006. Dr. Low has been a professor at Columbia Business School since 1990 and was the Founding Director of the Eugene M. Lang Center for Entrepreneurship at Columbia Business School from July 2000 to September 2013. From September 2013 to July 2015, Dr. Low was the Director of Entrepreneurship Education at Columbia Business School. Since July 2015, Dr. Low has been Faculty of Executive Education at Columbia Business School. Since 1997, Dr. Low has also served as President of Low & Associates. Dr. Low holds a Ph.D. from the University of Pennsylvania, and an M.B.A. and a B.A. from Simon Fraser University.

Skills and Qualifications:

Dr. Low was chosen to serve on our Board of Directors due to his expertise in the areas of entrepreneurship and strategic management and his deep knowledge of our business.

Board Committees:

- Lead Independent Director
- Compensation Committee

HOWARD RUBIN
Director, Trupanion, Inc.

Age: 71 | Director Since: 2010

Howard is pictured above with his dog, Calvin, a Cavapoo.

"Calvin is our sweet 9 year old Cavapoo who is eager to befriend all he meets. He has always joined us when visiting my 100 year old mother-in-law. During Covid's lockdown periods, even when we were prohibited from visiting her, we made sure that Calvin visited regularly so no opportunity was missed to bring pure joy." -Howard

Biography:

Howard Rubin has served as a member of our Board of Directors since March 2010 and he was a consultant to Trupanion from May 2014 until December 2020. Mr. Rubin previously served as our Chief Operating Officer from March 2010 to May 2014, and as our Secretary from July 2012 to August 2013. Mr. Rubin founded and served as Chief Executive Officer at BrightHeart Veterinary Centers, a company operating specialty and emergency veterinary hospitals, from November 2007 to October 2009, and as the Chief Executive Officer of the National Commission on Veterinary Economic Issues, a non-profit association supporting the animal health and veterinary industry, from January 2001 to October 2007. Previously, he served as the Chief Executive Officer of Cardiopet, Inc., Divisional Vice President of IDEXX Laboratories, Inc., on the Board of Trustees of the Animal Medical Center in New York City, on the Dean's Advisory Board for the College of Veterinary Medicine at Western University of Health Sciences and on the Board of Overseers of the Cummings School of Veterinary Medicine at Tufts University. Mr. Rubin also founded the Veterinary Referral Centre, a comprehensive, multi-specialty veterinary hospital. Mr. Rubin holds an M.B.A. from Washington University in St. Louis' Olin Business School and a B.A. from Ohio Wesleyan University.

Skills and Qualifications:

Mr. Rubin was chosen to serve on our Board of Directors based on his extensive experience in the veterinary care and animal health industries.

Board Committees:

- Audit Committee
- Compensation Committee (Chair)

**JACQUELINE "JACKIE" DAVIDSON**

*Independent Business Consultant and Advisor*

**Age: 63 | Director Since: 2018**

Jackie is pictured above with her cats, Bear (left) and Sky (right), Tonkinese siblings.

***"We have had dogs and cats over the years and currently have two Tonkinese cats, Bear and Sky, siblings that are 10 years old. They are quite talkative, yet very calm and affectionate. Then there are the moments where play turns into sibling rivalry for a treat or toy, or the biggest prize, a place in our laps." -Jackie***

## Biography:

Jackie Davidson has served as a member of our Board of Directors since September 2018. Ms. Davidson is an independent business consultant and advisor. Previously, she served as the Chief Financial Officer of Market Leader, a SaaS software and lead generation service for real estate professionals from 2008 to 2014, and as Market Leader's Vice President of Finance from 2004 to 2008. She has held financial leadership positions at other public companies, including Penford Corporation and The Cobalt Group, and at other private companies. Ms. Davidson started her career at PricewaterhouseCoopers LLC. Ms. Davidson has served on private company and nonprofit boards, including the Washington CPA Foundation. Ms. Davidson holds a B.A. in Business Administration from Washington State University, is a Certified Public Accountant in the State of Washington and a Board Leadership Fellow of the National Association of Corporate Directors.

## Skills and Qualifications:

Ms. Davidson was chosen to serve on our Board of Directors based on her deep finance and accounting knowledge, expertise in recurring revenue businesses, and significant public company experience.

## Board Committees:

- Audit Committee (Chair)

**RICHARD ENTHOVEN**

*Director at PetSure Australia & Founder of Hollard Insurance Company Australia*

**Age: 53 | Director Since: 2023**

Richard is pictured with his dog.

***"Bailey, my Cavoodle, is my companion. Every day, while I work, she lies beneath my desk by my feet. If she senses that I might leave, she runs into the garage and waits by the car hoping to come with. I will never forget the joy and wellness she brought to our family during the lockdowns. Our kids would emerge from the home-schooling sessions, and she would run into their arms giving them love and joy!" - Richard***

**Biography:**

Richard Enthoven serves on the Board of Directors of PetSure in Australia, where he previously served as Chair until December 2022. He is also involved with the Hollard Insurance Group in Australia, leading it as CEO until 2021 and currently serving as a Non-Executive Director. He is also the Chairman of Greenstone, Australia's leading direct life insurance operation. Mr. Enthoven holds an MSc degree from the London School of Economics and a B.A from the University of Southern California.

**Skills and Qualifications:**

Mr. Enthoven was chosen to serve on the Board based on his significant industry experience, track record growing global businesses, and strategic alignment.

**Board Committees:**

None.

**PAULETTE DODSON**

*Member of the Board of Directors For Bark, Inc., Portillo's Inc., and Trupanion, Inc.*

**Age: 60 | Director Since: 2023**

Paulette is pictured above with Finley, a mixed breed dog.

***"My fondest memory of Teddy was his dedication to being the best office mate when I started to work from home due to the pandemic. He made sure I was at my work station on time and reminded me of when he thought it was high time for us to quit for the evening, not to mention the comfort he gave during those inevitably challenging days." -Paulette***

**Biography:**

Paulette Dodson has served as a member of our Board of Directors since April 2023. Ms. Dodson has served as a member of the Board of Directors of Portillo's Inc., a public restaurant chain, since December 2021 and as a member of the Board of Directors for Bark, Inc., a public company that specializes in dog toys, treats and meal plans, since March 2023. Previously, she served as the General Counsel and Corporate Secretary at Alight Solutions LLC, an information technology and consulting public company, from May 2018 to August 2022. Prior to this, she was the Senior Vice President, General Counsel and Corporate Secretary at PetSmart Inc., a formerly public chain of pet superstores, from July 2012 to May 2018. Ms. Dodson holds a B.A. in Urban Legal Studies from City College of New York and a J.D. from Cornell Law School

**Skills and Qualifications:**

Ms. Dodson was chosen to serve on our Board of Directors based on her extensive corporate governance experience and significant public company experience.

**Board Committees:**

- Nominating and Corporate Governance Committee (Chair)

**ZAY SATCHU**

*Chief Veterinary Officer and Co-Founder, Bond Vet*

**Age: 35 | Director Since: 2021**

Zay is pictured above with her dog, Tillie, a Goldendoodle.

***"I have a special sidekick in my life, my 15 year old cat Teddy. We've lived in 4 different cities together, across a few countries. A specific memory that gives me comfort is one that reminds me, that we are only as old as we feel. Teddy was recently the recipient of presents better suited for a young kitten, but his spirit seemed to have re-awakened and he would act like a kitten when around the new toys. This moment served as a reminder to treasure the time we have with our pets — their lives move so much quicker than ours do, and we can have such impact on them with small gestures." -Zay***

**Biography:**

Dr. Zay Satchu has served as a member of our Board of Directors since July 2021. She is currently the Chief Veterinary Officer and Co-Founder of Bond Vet, a rapidly growing group of tech-enabled veterinary care practices. She developed Bond Vet to fill an urgent care niche, providing convenient, easy access to veterinary expertise during those concerning moments when pet parent need answers — a clear alignment with Trupanion's commitment to pet health. She brings to Trupanion an understanding of the pet health ecosystem, deep knowledge of the modern veterinary consumer, and a differentiated perspective on the state of affairs of the veterinary industry. Zay earned her Doctor of Veterinary Medicine from the Ontario Veterinary College, and a Bachelor's Degree with Honors from the University of Guelph.

**Skills and Qualifications:**

Dr. Satchu was chosen to serve on our Board of Directors based on her deep knowledge of the veterinary community, including the benefits to veterinarians and pet owners of providing high quality medical insurance for pets.

**Board Committees:**

- Nominating and Corporate Governance Committee

**DANIEL "DAN" LEVITAN**

*Managing Member, Maveron LLC*

**Age: 66 | Director Since: 2007**

Dan is pictured above with his dogs, Callie, a Coton de Tuléar (left), and Truffle, a Havanese (right).

***"My home has a solid female presence with my wife, our two daughters, and two female dogs - a Havanese and a Coton de Tuléar. The Coton is named Callie, and her personality is a winning combination of loving but independent, so it's especially endearing that Callie has chosen me as her favorite. She always sleeps next to me and she licks me (a lot). I find these idiosyncrasies charming because in my mind Callie is perfect, and nothing beats coming home to Callie's exuberant greeting." -Dan***

**Biography:**

Dan Levitan has served as a member of our Board of Directors since April 2007. In 1998, Mr. Levitan co-founded Maveron LLC, a venture capital firm that invests in consumer companies, serving as a co-founder and managing member. From 1983 to 1997, Mr. Levitan was employed by Wertheim Schroder & Co., an investment banking firm acquired by Salomon Smith Barney Inc. in 2000, most recently serving as a managing director. Mr. Levitan also currently serves on the boards of directors of numerous private companies and non-profit organizations, and previously served as a director for Potbelly, Inc. (NASDAQ: PBPB), from 2001-2016, and Zulily, Inc. (NASDAQ: ZU), from 2010 to 2014. In addition, Mr. Levitan is also on the advisory board of the Arthur Rock Center for Entrepreneurship at Harvard Business School and is a member of the Board of Trustees of Seattle Children's Healthcare Systems and Seattle Children's Hospital and he also serves on the Investment Advisory Committee for Seattle Children's. Mr. Levitan holds an M.B.A. from Harvard Business School and a B.A. from Duke University.

**Skills and Qualifications:**

Mr. Levitan was chosen to serve on our Board of Directors due to his extensive experience with a wide range of consumer companies and the venture capital industry and his operational and financial expertise.

**Board Committees:**

None.

Non-Employee Director Compensation
Non-Employee Director Compensation Program
We maintain a non-employee director compensation program. For calendar year 2023, each of our non-employee directors received an annual retainer in the amount of $150,000. In addition, any non-employee directors serving as the lead independent director or as the chairs of each of the Board of Directors, audit committee, compensation committee and nominating and corporate governance committee received an additional annual retainer in the amount of $50,000. Annual amounts are pro-rated for any person whose service commences after the applicable amounts are paid.
Under our non-employee director compensation program, a director receives their retainer in the form of (i) restricted stock units (RSUs) or non-qualified stock options, as our Board of Directors determines each year and/or (ii) cash, subject to certain limitations. Prior to April 2023, directors could elect to receive 50% of their retainer in cash and 50% in equity. The number of shares of common stock underlying RSUs was based on our then-most recent determination of the intrinsic value of a share of common stock.
In April 2023, we amended our non-employee director compensation program such that a director may elect to receive (i) 50% of their retainer in cash and 50% in equity or (ii) 100% in cash if the director holds at least the minimum amount of equity required under our stock ownership guidelines (without regard to the five-year transition relief), unless otherwise approved by the compensation committee. If equity is in the form of RSUs, the number of underlying shares of common stock is determined by dividing the applicable dollar amount by the value of a share of common stock as reported by the NASDAQ stock market as of the first day of the applicable open trading window in which the grant is made. If equity is in the form of non-qualified stock options, the number of underlying shares of common stock is determined by dividing the applicable dollar amount by the value of each option calculated using the Black-Scholes valuation method as of the first day of the open trading window in which the grant will be made.
For calendar year 2023, our Board of Directors determined that the equity portion of non-employee director retainers would be in the form of RSUs. Jackie Davidson, Murray Low, and Howard Rubin each elected to receive 50% of their retainer in cash and 50% in the form of RSUs. In addition, Michael Doak, who resigned from our Board of Directors in June 2023, elected to receive 50% of his retainer in cash and 50% in the form of RSUs. Dan Levitan and Zay Satchu received their retainers in RSUs only. Because each of these directors was serving on our Board of Directors prior to April 2023, the number of RSUs granted to them was determined by dividing the applicable dollar amount by our then-most current calculation of intrinsic value of a share of our common stock.
Max Brodén, Paulette Dodson, Richard Enthoven, and Betsy McLaughlin each joined our Board of Directors following the amendment of our non-employee director compensation program in April 2023. Mr. Enthoven elected to receive 50% of his retainer in cash and 50% in the form of RSUs and Mr. Brodén and Mses. Dodson and McLaughlin received their retainers in RSUs only. The number of RSUs granted to them was determined by dividing the applicable dollar amount by the value of a share of common stock as reported by the NASDAQ stock market as of the first day of the applicable open trading window for which the grant was made.
Equity awards under our non-employee director compensation program are typically granted in the first open trading window of the calendar year and vest in four quarterly installments on March 31st, June 30th, September 30th, and December 31st, subject to the continued service of the non-employee director through the vesting date. Similarly, any cash amounts are paid in the same quarterly installments, subject to the continued service of the non-employee director on each date. Annual awards that are unvested terminate at the time a non-employee director's service ends, and no cash compensation will be paid following the effective date of a director’s resignation or other termination from our Board of Directors.
Additional Compensation for Non-Employee Directors
From time to time, our Board of Directors may also award additional compensation to directors when it determines doing so is in our best interests and those of our stockholders, such as for unexpected or additional service contributions. In 2023, we paid non-employee director Betsy McLaughlin $9,000 in consideration for executive consulting services she provided prior to joining our Board of Directors.
The Company also provides reimbursement for reasonable travel, accommodation and out-of-pocket expenses of directors to attend Board meetings and participate in other corporate functions.

2023 Non-Employee Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2023. Other than as set forth in the table, during the year ended December 31, 2023, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors, with the exception of reimbursement of travel expenses as described above. Mr. Rawlings, our Chief Executive Officer, received no compensation for his service as a director during the year ended December 31, 2023. The compensation provided to Mr. Rawlings is discussed in the section entitled “Executive Compensation”.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Max Brodén	$—	$65,038	$—	$65,038
Jackie Davidson	$100,000	$55,878	$—	$155,878
Michael Doak (3)	$37,500	$41,923	$—	$79,423
Paulette Dodson	$—	$93,161	$—	$93,161
Richard Enthoven	$11,096	$11,010	$—	$22,106
Dan Levitan (4)	$—	$83,902	$—	$83,902
Murray Low (5)	$100,000	$55,878	$—	$155,878
Betsy McLaughlin (6)	$—	$93,161	$9,000	$102,161
Howard Rubin	$100,000	$55,878	$—	$155,878
Zay Satchu (7)	$—	$83,902	$—	$83,902

(1)Reflects applicable cash elections and prorations, as described above in "--Non-Employee Director Compensation Program."
(2)Reflects RSUs granted in 2023, net of cash elections and prorations, as described above in"--Non-Employee Director Compensation Program." The amounts in this column represent the aggregate grant date fair value of the RSUs, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our directors. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.
(3)Mr. Doak resigned as a member of our Board of Directors effective as of June 7, 2023. Mr. Doak had elected to receive 50% of his retainer in cash and 50% in the form of RSUs. The amount in the column entitled "Stock Awards" represents the aggregate grant date fair value of all RSUs, even though the unvested portion of his RSUs terminated upon his resignation.
(4)Dan Levitan has notified us that he is resigning upon completion of the Annual Meeting and will not be standing for election.
(5)As of December 31, 2023, Dr. Low held options to purchase 37,592 shares of common stock under certain option awards granted pursuant to our 2014 Equity Incentive Plan.
(6)In 2023, Ms. McLaughlin provided executive consulting services prior to joining the Board of Directors.
(7)Zay Satchu has notified us that she is resigning upon completion of the Annual Meeting and will not be standing for election.

Proposal No. 2: Approval of Trupanion 2024 Equity Incentive Plan

We are asking our stockholders to approve our new 2024 Equity Incentive Plan (the “2024 EIP”) to replace our 2014 Equity Incentive Plan (the “2014 Prior Plan”) and enable us to continue granting equity awards to our service providers under the 2024 EIP. Our Board of Directors adopted the 2024 EIP on April 24, 2024, subject to approval by our stockholders. Upon approval of the 2024 EIP by stockholders, the 2014 Prior Plan will terminate. If the 2024 EIP is not approved by stockholders, the Company would not be able to offer equity compensation to its employees after the 2024 annual meeting.
The aggregate number of shares issuable under the 2024 EIP is equal to the sum of (a) any reserved shares not issued or subject to outstanding grants under our 2014 Prior Plan, (b) shares that are subject to outstanding stock options or other awards granted under the 2014 Prior Plan that cease to be subject to such stock options or other awards by forfeiture, (c) shares issued under the 2014 Prior Plan that we repurchase at the original issue price and (d) shares that are subject to stock options or other awards under the 2014 Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. The aggregate number of shares available for issuance under the 2024 EIP, therefore, would be 3,594,191 based on shares available as of April 10, 2024. Consequently, the shares to be made available under the 2024 EIP would reflect the number of shares available under the 2014 Prior Plan as of the date of the Annual Meeting. To be clear, we have not included additional shares in the pool of shares to be available under the 2024 EIP beyond shares already issuable under the 2014 Prior Plan.
Subject to the approval of the 2024 EIP by stockholders within twelve months of the date that the 2024 EIP was adopted by the Board, the 2014 Prior Plan will terminate on the effective date of the 2024 EIP. Outstanding awards granted under the 2014 Prior Plan would remain subject to the terms of the 2014 Prior Plan.
Summary of the Proposal
We are asking our stockholders to approve our new 2024 EIP. The 2024 EIP is intended to be the successor to our 2014 Prior Plan, which became effective in connection with our initial public offering in 2014. The 2014 Prior Plan is the successor to our 2007 Equity Compensation Plan (the 2007 Prior Plan). We ceased issuing awards under the 2007 Prior Plan upon effectiveness of the 2014 Prior Plan. In light of the impending expiration of the 2014 Prior Plan, our Board of Directors wishes to provide for a new equity incentive plan to ensure that shares of common stock continue to be available for the grant of equity awards (including stock options and RSUs) to our employees, consultants, officers and directors.
Approval of the 2024 EIP will enable us to continue to attract, retain and motivate talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives, which we believe is to the benefit of all of our stockholders and in the best interest of Trupanion.
Our success and our ability to remain competitive depend on our continuing efforts to attract, retain and motivate highly qualified talent. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of RSUs and other awards under our equity plans. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and our employees. We currently grant RSUs to our newly hired employees, non-employee directors, and other service providers. In the future, we may grant options, RSUs, stock appreciation rights and shares of restricted stock, which grants may be subject to time- and performance-based vesting, to certain employees on a targeted basis to incentivize retention and performance objectives.
If this Proposal 2 is not approved by our stockholders, our 2014 Prior Plan will expire after the 2024 Annual Meeting. We believe this could hamper our ability to attract and retain the talent we need to compete in our industry.
Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2024 EIP. However, none of these persons has yet been granted an award under the 2024 EIP.
Key Considerations in the Determination of the Number of Shares to Request
In determining the number of shares to be requested for the 2024 EIP, our compensation committee considered the following principal factors:
•Expected Plan Duration: Additional shares are needed to make market-based competitive grants to retain and motivate our executive officers and leaders throughout the organization. Based on the requested number of shares to be reserved under the 2024 EIP, and on our historical equity usage rate, we expect that the share reserve will cover awards for approximately two to three years, depending on share price and other factors described below. We believe the expected life of the share reserve is reasonable and will ensure sufficient availability for equity awards.
•Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2021, 2022, and 2023, our burn rate was approximately 1.96%, 1.53%, and 0.89%, respectively, resulting in a three-year average burn rate of 1.46%.
•Overhang: Overhang provides a measure of the potential dilutive effect of all outstanding equity awards and shares available for future grants. We calculated overhang as (A) the sum of (i) the total number of shares subject to outstanding equity awards and the contemplated 3,594,191 shares to be authorized under the 2024 EIP divided by (B) the total number of shares of common stock outstanding, plus the number of shares in (A). Our overhang as of April 10, 2024 was 11.19%.
•Reasonable share request. The shares to be made available under the 2024 EIP would reflect the number of shares available under the 2014 Prior Plan. That is, we have not included additional shares in the pool of shares to be available under the 2024 EIP beyond shares already issuable under the 2014 Prior Plan. Therefore, the 2024 EIP would not result in any incremental overhang.
•Good governance plan features. To reflect current good governance, 2024 EIP (i) does not include an “evergreen” provision and increases to the number of shares issuable under the 2024 EIP will require stockholder approval and (ii) prohibits the repricing of stock options and SARs without shareholder approval.
The actual duration of this share reserve and future use of shares is subject to a number of currently unknown factors, such as changes in the population of participants, hiring and promotion activity, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares as a result of forfeitures and other permitted addbacks, the level at which performance-based awards pay out, our future stock price, and other factors.
Highlights of the 2024 Equity Incentive Plan
Highlights of the 2024 EIP include the following:

•The 2024 EIP does not include an “evergreen” provision and increases to the number of shares issuable under the 2024 EIP will require stockholder approval.
•Only shares currently authorized for issuance under the 2014 Prior Plan are authorized for issuance under the 2024 EIP.
•Stockholder approval is required for any cancellation of any option or share appreciation right in exchange for cash or the grant of a new award, or any reduction in the exercise price of options or share appreciation rights.
•Our compensation committee, which is comprised solely of independent directors, will administer the 2024 EIP.
•No non-employee director may be granted, in any fiscal year, awards in excess of 100,000 shares.
•The exercise price of options and SARs may not be less than the fair market value of the common stock on the date of grant.
•In addition to other vesting requirements, our compensation committee may condition the vesting of awards on the achievement of specific performance targets.

Updated Share Information as of April 24, 2024
The information included in this Proxy Statement and our 2023 Annual Report on Form 10-K is updated by the following information regarding all existing equity compensation plans as of April 24, 2024:

Element of Overhang	As of April 24, 2024
Total number of stock options outstanding (1)	386,062
Weighted-average exercise price of stock options outstanding	$14.0908
Weighted-average remaining duration of stock options outstanding	2.47 years
Total number of full-value awards outstanding (includes restricted stock, restricted stock units, performance shares and deferred stock units) (2)	1,313,562
Shares remaining available for grant under the 2014 Prior Plan (3)	3,594,191
(1) No stock appreciation rights were outstanding as of April 24, 2024.

(2) The number of shares subject to outstanding performance shares assumes performance at the target performance level.
(3) The 2007 Equity Compensation Plan and 2014 Prior Plan are our only active equity plans. The number of shares remaining available for future grant under the 2014 Prior Plan reflects performance shares at target payout. Only the shares to be made available under the 2024 EIP would reflect the number of shares available under the 2014 Prior Plan. That is, we have not included additional shares in the pool of shares to be available under the 2024 EIP beyond shares already issuable under the 2014 Prior Plan.

Summary of the 2024 Equity Incentive Plan
The below is a summary of the principal features of the 2024 EIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2024 EIP. It is qualified in its entirety by reference to the full text of the 2024 EIP, which is attached as Appendix A hereto.
Background
The aggregate number of shares issuable under the 2024 EIP is equal to the sum of (a) any reserved shares not issued or subject to outstanding grants under the 2014 Prior Plan, (b) shares that are subject to stock options or other awards granted under the 2014 Prior Plan that cease to be subject to such stock options or other awards by forfeiture, (c) shares issued under the 2014 Prior Plan that we repurchase at the original issue price and (d) shares that are subject to stock options or other awards under the 2014 Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. The aggregate number of shares available for issuance under the 2024 EIP, therefore, would be 3,594,191 based on shares available as of April 10, 2024. Consequently, the shares to be made available under the 2024 EIP would reflect the number of shares available under the 2014 Prior Plan as of the date of the Annual Meeting. That is, we have not included additional shares in the pool of shares to be available under the 2024 EIP beyond shares already issuable under the 2014 Prior Plan.
Please note that we have a dormant 2014 employee stock purchase plan (the 2014 ESPP) with 2,574,690 shares of common stock reserved for issuance thereunder. The 2014 ESPP officially expires in June 2024, with no portion of the share reserve having been utilized. We are not asking our stockholders to approve another employee stock purchase plan at this time, nor are we asking stockholders to approve any portion of the shares reserved under the 2014 ESPP rolling into the reserve for the 2024 EIP.
Our 2024 EIP authorizes the award of stock options, restricted stock awards (RSAs), SARs, RSUs, performance awards and stock bonuses. As of December 31, 2023, approximately 1,137 employees, approximately 450 independent contractors, and nine non-employee directors would have been eligible to participate in the 2024 EIP.
Our 2024 EIP will be administered by our compensation committee, all of the members of which are "independent" under NASDAQ rules and "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act), or by our Board of Directors acting in place of our compensation committee. Our compensation committee will have the authority to construe and interpret our 2024 EIP, grant awards and make all other determinations necessary or advisable for the administration of our 2024 EIP.
Our 2024 EIP will provide for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided they are natural persons who render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.
Stock Options. To the extent we grant options under our 2024 EIP, we anticipate that such options will vest quarterly over a two-year period. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2024 EIP is ten years.
Restricted Stock Awards. An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based on the difference between the fair market value of our common stock on the date of exercise and the stated exercise price, up to a maximum amount of cash or number of shares. SARs may vest based on time or the achievement of performance conditions.
Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve the performance conditions. If a RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. We anticipate that RSUs granted under the 2024 EIP will vest quarterly over a two-year period.
Other Awards. Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuing the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.
Stock bonuses may be granted as additional compensation for service or performance and, therefore, may not be issued in exchange for cash.
In the event there is a specified type of change in our capital structure without receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2024 EIP, applicable share limits, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2024 EIP.
Awards granted under our 2024 EIP may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2024 EIP generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.
Our 2024 EIP will terminate in ten years, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our 2024 EIP at any time. If our Board of Directors amends our 2024 EIP, it does not need to ask for stockholder approval of the amendment unless required by applicable law.
Insider Trading; Clawback Policy
Each participant who receives an award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our Board of Directors or required by law during the term of the participant’s employment or other service with the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards.
Dividends and Dividend Equivalents
No participant will have any of the rights of a stockholder with respect to any shares until the shares are issued to the participant, except for any dividend equivalent rights permitted by an applicable award agreement. After shares are issued to the participant, the participant will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares; provided, that if such shares are restricted stock, then any new, additional or different securities the participant may become entitled to receive with respect to such shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the participant will have no right to retain such stock dividends or stock distributions with respect to shares that are repurchased at the participant’s purchase price or exercise price.
Corporate Transactions
If we are party to a merger or consolidation, outstanding awards, including any vesting provisions, may be assumed, substituted or replaced by the successor company. Outstanding awards that are not assumed, substituted or replaced will accelerate in full and expire upon the merger or consolidation.

Foreign Award Recipients
In order to comply with the laws in other countries in which the Company and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the compensation committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish sub-plans and modify exercise procedures and other terms and procedures, and take any action that the compensation committee determines to be necessary or advisable to administer awards under the 2024 EIP outside the U.S. or to comply with any local governmental regulatory exemptions or approvals. The Company can satisfy any tax withholding obligations as to the awards of non-U.S. taxpayers to the extent necessary under applicable law.
Certain U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the 2024 EIP. This summary deals with the general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.
Non-qualified Stock Options, Stock Appreciation Rights. A recipient of a non-qualified stock option or stock appreciation right will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided that he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the recipient. If the shares are not held for the holding period described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sale price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be long‐term capital gain or loss.
Restricted Stock Units. A recipient of RSUs does not recognize taxable income when the RSU is granted. The holder of the award generally will recognize ordinary income in each year in which the units are settled in an amount equal to the fair market value of the shares of common stock received. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Other Awards. The grant of RSAs, performance awards, and stock bonuses generally will not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which their interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant).
ERISA Information. The 2024 EIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Interest of Certain Persons in Matters to Be Acted Upon; Awards under the 2024 EIP
Members of our Board of Directors, director nominees and executive officers have an interest in this Proposal 2 to approve the 2024 EIP, as each would be eligible to receive future awards under the 2024 EIP. However, no awards have yet been made under the 2024 EIP, and no awards have been granted that are contingent on the approval of the 2024 EIP. Awards under the 2024 EIP would be made at the discretion of the compensation committee. Therefore, the benefits and amounts that will be received or allocated under the 2024 EIP in the future are not determinable at this time.
Currently, our non-employee directors are entitled to receive an annual retainer in the amount of $150,000. In addition, non-employee directors serving as the lead independent director or as the chairs of each of the Board of Directors, audit committee, compensation committee and nominating and corporate governance committee, are entitled to receive an additional annual retainer in the amount of $50,000. Each non-employee director may elect to receive (i) 50% of their retainer in cash and 50% in equity or (ii) 100% in cash, provided that a director who elects to receive 100% of their retainer in cash must hold at least the minimum amount of equity required under our stock ownership guidelines (without regard to the five-year transition relief) unless otherwise approved by the compensation committee. If equity is in the form of RSUs, the number of underlying shares of common stock will be determined by dividing the applicable dollar amount by the value of a share of common stock as reported by the NASDAQ stock market as of the first day of the applicable open trading window in which the grant is made. If equity is in the form of non-qualified stock options, the number of underlying shares of common stock will be determined by dividing the applicable dollar amount by the value of each option calculated using the Black-Scholes valuation method as of the first day of the open trading window for which the grant will be made.
New Plan Benefits
Participation in the 2024 EIP is voluntary and the Company will have the discretion to determine the eligibility for participation in the 2024 EIP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the 2024 EIP are not determinable at this time.
If the proposed 2024 EIP had been in effect in 2023, we believe the number of awards granted in 2023 would not have been materially different from those actually made in 2023 under the 2014 Prior Plan. For information regarding equity awards granted in 2023 to our named executive officers, see the Grants of Plan-Based Awards table. For information regarding equity awards granted in 2023 to our directors, see the 2023 Non-Employee Director Compensation Table. For information regarding all equity awards granted in 2023, including to employees and consultants, see note 12, Stock-Based Compensation, to our audited financial statements included in our Form 10-K for the year ended December 31, 2023.

Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. If you own shares through a bank, broker or other intermediary, you must instruct your bank, broker or other intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal. This description of the 2024 EIP is only a summary and is qualified in its entirety by reference to the actual text of the 2024 EIP set forth on Annex A to this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

Corporate Governance

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, the board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available on the investor relations section of our website at https://investors.trupanion.com. Information contained on, or that can be accessed through, our website is not incorporated by reference, and you should not consider information on our website to be part of, this proxy statement.
Board Composition and Leadership Structure
Under our Corporate Governance Guidelines, our Board of Directors is free to choose its chairperson in any way that it deems best for us. Our Board of Directors, in consultation with our nominating and corporate governance committee, periodically considers its leadership structure and may change the structure as it deems appropriate. Since January 2023, the positions of Chief Executive Officer and Chairperson of our Board of Directors have been held by Mr. Rawlings. Our Board of Directors determined that having our Chief Executive Officer as chairperson of the Board of Directors will facilitate our Board of Directors’ decision-making process because Mr. Rawlings has first-hand knowledge of our operations and the major opportunities and challenges facing us. This also enables Mr. Rawlings to act as the key link between our Board of Directors and other members of management. To assure effective independent oversight, our Corporate Governance Guidelines provide that when the positions of Chairperson of our Board of Directors and Chief Executive Officer are held by the same person, our independent directors may designate a Lead Independent Director. Our former chairperson of the Board, Dr. Low, is currently serving as our Lead Independent Director. Mr. Rawlings' appointment to Chairperson of our Board was made in contemplation of succession planning for our Chief Executive Officer. Mr. Rawlings has indicated a willingness to serve as Chairperson of the Board until 2035, assuming our stockholders re-elect him to our Board of Directors.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. In addition to receiving daily Company performance reports, our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at least quarterly at Board of Directors meetings, where, among other topics, they discuss strategy, key performance metrics, and risks in the context of reports from the management team and evaluate the risks inherent in our business and significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Among other things, the audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and cybersecurity. The compensation committee assists our Board of Directors in assessing whether Trupanion’s executive compensation programs and policies are competitive, aligned with stockholder interest and designed to avoid undue or excessive risk-taking. The nominating and corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.
Director Independence
Our common stock is listed on the NASDAQ Global Market. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the heightened independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members are also subject to heightened independence standards similar to those applicable to audit committee members.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a relationship with us that would interfere with their ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, our Board of Directors determined that Mr. Brodén, Ms. Davidson, Ms. Dodson, Mr. Enthoven, Mr. Levitan, Dr. Low, Ms. McLaughlin, Mr. Rubin and Dr. Satchu, representing nine of our ten directors, are “independent directors” as defined under the applicable rules of the SEC and the listing requirements and rules of the NASDAQ Stock Market.
Our Board of Directors did not conclude that Mr. Rawlings was independent because he is our Chief Executive Officer.
In determining independence, our Board of Directors considered the mandatory non-independence tests in NASDAQ Rule 5605(a)(2)(A)-(F) and various other transactions, relationships and arrangements involving our directors. Mr. Rubin was an executive officer of ours ten years ago and he also formerly provided certain consulting services to us. Ms. McLaughlin also formerly provided certain consulting services to us prior to her appointment to our Board of Directors. Mr. Brodén currently serves as the Chief Financial Officer of Aflac Incorporated, with whom we entered into a Strategic Alliance Agreement and certain related agreements and who owns more than 5% of our common stock. Our Board of Directors also considered the beneficial ownership of our common stock by directors and by entities with whom directors have relationships (even if the director does not control the entity), such as TARMAC DLTFM Limited, an entity affiliated with Mr. Enthoven, which has disclosed that it is the beneficial owner of more than 5% of our common stock. Our Board of Directors has determined that none of these transactions, relationships or arrangements affect the independence of Messrs. Rubin, Brodén, Enthoven or Ms. McLaughlin.
In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and the Company regarding each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director and other transactions involving them.
Role of Lead Independent Director
Dr. Low, in his role as our Lead Independent Director, works to ensure that “all voices are heard” within the boardroom, proactively spends considerable time with our Chief Executive Officer and President to understand our vision and strategy, and helps focus our Board of Directors on areas aligned with our vision and strategy. In addition to acting as the chairperson of the independent director sessions, the Lead Independent Director also assists our Board of Directors in supporting effective corporate governance.
At times when the Chairperson of our Board of Directors and Chief Executive Officer are the same person, our Lead Independent Director supports the Chairperson of our Board in scheduling and setting the agenda for meetings of our Board of Directors and, when the Chairperson of our Board of Directors is not present, the Lead Independent Director may chair such meetings. In addition, the Lead Independent Director may preside over executive sessions of independent directors, serve as a liaison between the Chairperson of our Board of Directors and the independent directors, coordinate information sent to our Board of Directors, approve meeting schedules to ensure sufficient time to cover all agenda items, consult with stockholders on an annual basis and perform such other functions and responsibilities as requested by our Board of Directors from time to time.
Committees of Our Board of Directors
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has a charter. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by the Board of Directors. Copies of the charters for each committee are available without charge on the investor relations website at https://investors.trupanion.com/governance/Committee-Charters-Governance-Documents/default.aspx. As of April 26, 2024, the Company's committee composition is as follows:

Name	Independent	Chairperson of the Board	Lead Independent Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Darryl Rawlings		🐈				
Max Brodén	✓			🐕		
Jacqueline "Jackie" Davidson	✓			🐈		
Paulette Dodson	✓					🐈
Richard Enthoven	✓					
Daniel "Dan" Levitan	✓					
Murray Low	✓		🐈		🐕	
Elizabeth "Betsy" McLaughlin	✓				🐕	🐕
Howard Rubin	✓			🐕	🐈	
Zay Satchu	✓					🐕

✓ = **"Independent"** 🐈 = **"Chair or "Lead Independent Director"** 🐕 = **"Committee Member"**

Audit Committee
Our audit committee consists of Mr. Brodén, Ms. Davidson, and Mr. Rubin, with Ms. Davidson serving as the chair of our audit committee. The composition of our audit committee meets the independence and other composition requirements under the applicable NASDAQ Stock Market and SEC rules and each member of our audit committee is financially literate. In addition, our Board of Directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our audit committee’s principal functions are to assist our Board of Directors in its oversight of:
•our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the qualifications, independence and performance of our independent auditors; and
•the preparation of the audit committee report included in our annual meeting proxy statements.

Compensation Committee
Our compensation committee consists of Dr. Low, Ms. McLaughlin, and Mr. Rubin, with Mr. Rubin serving as chair of our compensation committee. The composition of our compensation committee meets the requirements for independence under the applicable NASDAQ Stock Market and SEC rules. Our compensation committee’s principal functions are to assist our Board of Directors with respect to compensation matters, including:
•evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;
•administering our cash-based and equity-based compensation plans;
•making recommendations to our Board of Directors regarding any other Board of Director responsibilities relating to executive compensation; and
•preparing the compensation committee report to be included in our annual meeting proxy statements.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Dodson, Ms. McLaughlin, and Dr. Satchu, with Ms. Dodson serving as chair of our nominating and corporate governance committee. Dr. Satchu has notified us that she is resigning as a director upon completion of the Annual Meeting and will not be standing for election. Effective June 5, 2024, Murray Low will join the nominating and corporate governance committee. Each nominating and corporate governance committee member is independent under the applicable NASDAQ Stock Market rules and SEC rules. Our nominating and corporate governance committee’s principal functions include:
•identifying, considering and recommending candidates for membership on our Board of Directors;
•developing and recommending our corporate governance guidelines and policies;
•overseeing the process of evaluating the performance of our Board of Directors; and
•advising our Board of Directors on other corporate governance matters.
Corporate Governance and Ethics Principles
A primary goal of our Board of Directors is to build long-term value for our stockholders. Our Board of Directors has adopted and follows corporate governance practices that it and our senior management believe are sound and, promote this purpose, including the establishment of the following:
•Code of Conduct and Ethics that sets forth our ethical principles and applies to all of our directors, officers and employees;
•Corporate Governance Guidelines that set forth our corporate governance principles;
•Insider Trading Policy and Pledging Guidelines for Directors and Officers that prohibit insider trading, limit pledging activities and prohibit engaging in any form of hedging transactions (derivatives, equity swaps, and so forth) in the Company's stock; and
•Charters for our audit, compensation and nominating and corporate governance committees that require independent oversight of key functions.

The full text of our Code of Conduct and Ethics, Corporate Guidelines, and committee charters is posted on our investor relations website at https://investors.trupanion.com/governance/Committee-Charters--Governance-Documents/default.aspx. We intend to disclose any future amendments or waivers to our Code of Conduct and Ethics that applies to our executive officers on our website or in public filings. We also have a number of other policies, procedures, and systems, including policies relating to insider trading, pledging, related-party transactions, clawback of incentive compensation, and a confidential, anonymous system for employees and others to report concerns about fraud, accounting matters, violations of our policies and other matters. Information contained on, or that can be accessed through, our website is not incorporated by reference, and you should not consider information on our website to be part of, this proxy statement.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during the last concluded fiscal year were Ms. Davidson, Dr. Low, Ms. McLaughlin, Mr. Rubin, and Dr. Satchu. With the exception of Mr. Rubin, no member of the compensation committee has served as an officer or employee of ours or any of our subsidiaries and no member of our compensation committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. Mr. Rubin currently serves as a director for American Pet Insurance Company, ZPIC Insurance Company, GPIC Insurance Company, and QPIC Insurance Company, each a wholly-owned subsidiary of the Company. Beginning in calendar year 2024, Mr. Rubin will be compensated for his service on these boards. In addition, ten years ago, Mr. Rubin served as our Chief Operating Officer. None of our executive officers currently serves or has served on the Board of Directors or compensation committee of any entity whose executive officers included any of our directors.
Board and Committee Meetings, Attendance, and Executive Sessions
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2023:
•the Board of Directors held eight meetings and acted by written consent nine times;
•the audit committee held six meetings and acted by written consent once;
•the compensation committee held five meetings and acted by written consent eight times; and

•the nominating and corporate governance committee held four meetings and acted by written consent five times.
During 2023, no director attended fewer than 75% of the aggregate of the number of meetings held by our Board of Directors. No director attended fewer than 75% of the number of meetings held by all committees of our Board of Directors on which such director served, in each case during the time the director served on our Board of Directors.
Typically, in conjunction with the regularly scheduled meetings of our Board of Directors, the directors meet in executive sessions with our Chief Executive Officer outside the presence of other members of management and, separately, our non-employee directors meet outside the presence of the Chief Executive Officer. In 2023, our Lead Independent Director, Dr. Low, presided over such executive sessions.
Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders though we do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. We may consider in the future whether our Company should adopt a more formal policy regarding director attendance at our annual meetings. Eight of our nine then-current directors attended our 2023 Annual Meeting of Stockholders.
Role of Stockholder Engagement
Our Board of Directors believes it is important to regularly engage with our stockholders. In the past several years, we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance and disclosure practices in order to gain a better understanding of the practices they most value. Our stockholder engagement team has consisted of certain independent directors and members of our investor relations and legal team. Stockholders have also regularly met with members of our senior management team to discuss our strategy and review our operational performance.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of our Board of Directors or a specific member of our Board of Directors (including our Chairperson and Lead Independent Director) may do so by letters addressed to the attention of our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.
All communications are reviewed by our Corporate Secretary and provided to the members of our Board of Directors unless such communications are sales materials or other routine items, or items unrelated to the duties and responsibilities of our Board of Directors.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for identifying, evaluating and recommending nominees to our Board of Directors. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
Our nominating and corporate governance committee will recommend to our Board of Directors for selection all nominees to be proposed by our Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by our Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to our overall corporate mission. The nominating and corporate governance committee may from time to time review and recommend to our Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and professional experience in management, animal health, technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for our Board of Directors, the nominating and corporate governance committee considers these factors, among others, in the light of the specific needs of our Board of Directors at that time. We value diversity on a company-wide basis but have not adopted a specific policy regarding board diversity.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits and to review materials distributed to the director. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as their other professional responsibilities, will be considered. Under our Corporate Governance Guidelines, there are no limits on the number of terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. Our nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to our Board of Directors by complying with the procedures in Article I, Section 1.11 of our Amended and Restated Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in our Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, and other information specified in our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day, nor earlier than the close of business on the 105th day, prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2023 and has been our independent registered public accounting firm since 2012. We expect that representatives of Ernst & Young LLP will join the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and those of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3
Principal Accountant Fees and Services
The following table presents fees for professional services for the fiscal years ended December 31, 2023 and 2022, for Ernst & Young LLP.

	Fiscal Year 2023	Fiscal Year 2022
Audit fees (1)	$1,647,110	$1,193,320
All other fees (2)	3,600	5,200
Total fees	1,650,710	1,198,520

(1)Audit fees consist of fees for professional services provided in connection with the audits of our annual consolidated financial statements and our internal control over financial reporting, the reviews of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.
(2)All other fees consist of fees for access to online accounting and tax research software.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Our audit committee generally pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were pre-approved by our audit committee.

Report of the Audit Committee

The information contained in the following report of the audit committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee of the Board of Directors of Trupanion, Inc. (the Company) has reviewed and discussed with the Company's management and Ernst & Young LLP the Company's audited consolidated financial statements as of and for the year ended December 31, 2023. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Jacqueline Davidson, Chair
Max Brodén
Howard Rubin

Executive Officers

The following sets forth information regarding our executive officers, including their respective ages and positions as of the record date. Biographical information pertaining to Mr. Rawlings, who is both an executive officer and director of the Company, can be found in the Section titled "Our Board of Directors - Our Director Nominees." There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Darryl Rawlings	54	Chief Executive Officer, Director, and Chairperson of the Board of Directors
Fawwad Qureshi	50	Chief Financial Officer
Margaret "Margi" Tooth	45	President
Brenna McGibney	55	Chief Administrative Officer
Chris Kearns	57	Chief Legal Officer
Emily Dreyer	36	Senior Vice President, Channels
Dr. Steve Weinrauch	49	Executive Vice President, North America and Veterinary Strategy
Simon Wheeler	63	Executive Vice President, Trupanion International
John Gallagher	37	Executive Vice President, Global Support Services
Melissa "MJ" Hewitt	42	General Manager
Kalpesh Raval	48	General Manager
Jason Wasdin	48	General Manager
Travis Worra	31	General Manager

Our Executive Officers

Proposal No. 4: Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2023
Say-On-Pay
We are asking our stockholders to vote, on an advisory, non-binding basis, to approve a resolution on the compensation of the Company’s named executive officers, as reported in this proxy statement pursuant to Item 402 of Regulation S-K (commonly referred to as a "say-on-pay" vote). As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation philosophy drives our compensation programs, which are designed to align the interests of our executive officers with those of our stockholders, our corporate objectives, our desired behaviors and company culture, as well as to attract, motivate, and retain key employees who are critical to the success of our Company. Under these programs, our executive officers, including our named executive officers, are motivated to achieve specific strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” section of this proxy statement and the “Executive Compensation Tables” and narrative discussion for additional details about our compensation programs, including information about the 2023 compensation for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4
Say-On-Pay Resolution
At the Annual Meeting, stockholders are being asked to approve the compensation of our named executive officers as described in this proxy statement by voting in favor of the resolution set forth below. This vote is not needed to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC's executive compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."
Even though this say-on-pay vote is advisory, and therefore will not be binding on us, we value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation for our named executive officers, we will consider our stockholders’ concerns and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns. Stockholders who vote against the resolution are encouraged to contact the Board of Directors to explain their concerns in writing to:
Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Corporate Secretary

Unless the Board of Directors modifies its policy regarding the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2025 Annual Meeting of Stockholders.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) explains our executive compensation philosophy and programs, the decisions our compensation committee made under those programs, and their rationale in making those decisions. While this CD&A focuses on the compensation of our named executive officers, it also discusses our compensation philosophy and programs more broadly in the organization. This broader discussion provides a lens into our values and culture and how we believe they are in the long-term best interests of our stockholders.
Part 1. Organization of this CD&A
1.1 CD&A Sections
We have organized this CD&A into the following six sections:

Key Sections	Core Topics
Part 1. Organization of this CD&A	1.1 CD&A Sections
Part 2. Executive Summary
2.1 Named Executive Officers
2.2 Business Overview and Performance
2.3 Compensation Highlights
      - Compensation Philosophy
      - Consideration of "Say-on-Pay" Vote
      - Compensation Programs
      - Compensation Mix
      - Alignment with Stockholders

Part 3. Our Culture	3.1 Who We Are
Part 4. Governance of Executive Compensation	4.1 Role of the compensation committee 4.2 Role of Management 4.3 Role of Consultant 4.4 Peer Group
Part 5. Components of Executive Compensation
5.1 Key Elements of Compensation
5.2 Detailed Description of Each Element of Compensation and Determination of Compensation for 2023 Performance Year
       ‐ Base Salary
       ‐ Short-Term Incentive Awards
       ‐ Long-Term Incentive Awards
             ◦ Equity Allocations for the 2023
               Performance Year
       - Other Compensation and General Benefits

Part 6. Other Compensation Policies and Practices	6.1 Employment Agreements 6.2 Severance and Change-in-Control Protection 6.3 Share Ownership 6.4 Risk Assessment 6.5 Clawbacks 6.6 Pledging & Hedging 6.7 Discussion on Key Performance Metrics

Part 2. Executive Summary
2.1 Named Executive Officers
For 2023, our named executive officers were:

Name	Title (1)
Darryl Rawlings	Chief Executive Officer, Chairperson of the Board and Director
Fawwad Qureshi	Chief Financial Officer (2)
Wei Li	Former Chief Financial Officer (3)
Andrew "Drew" Wolff	Former Chief Financial Officer (4)
Margaret "Margi" Tooth	President
John Gallagher	Executive Vice President of Global Support Services
Dr. Steve Weinrauch	Executive Vice President, North America and Veterinary Strategy
(1)Reflects current titles as of April 10, 2024.
(2)Mr. Qureshi joined Trupanion and became our Chief Financial Officer as of September 25, 2023.
(3)Mr. Li served as our interim Chief Financial Officer from June 1, 2023 until September 25, 2023.
(4)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. From June 2, 2023 until August 31, 2023, Mr. Wolff provided consulting services to Trupanion.

2.2 Business Overview and Performance
Trupanion's mission is to help loving, responsible pet parents budget and care for their pets. We offer medical insurance for cats and dogs to help pet owners solve the problem of budgeting for unexpected veterinary expenses should their pet become sick or injured. As of December 31, 2023, we insured over 1.7 million pets throughout North America and Europe under our core and affiliated brands.
Our primary corporate objectives include the enrollment of pets at an acquisition cost within our targeted internal rate of return. Other key performance metrics from 2023 include:
•Our revenue for the calendar year 2023 was $1.1 billion, an increase of 22% year-over-year, primarily comprised of subscription fees for our Trupanion-branded medical insurance and policies written on behalf of third parties.
•Our adjusted operating income was $83.5 million.
•Anticipated internal rate of return of new subscription pets of 36%.
•Positive free cash flow of $0.4 million.

For further detail on the calculation of our key performance metrics, see the section of this CD&A titled “6.7 Discussion on Key Performance Metrics”.

We typically use growth of our intrinsic value as the primary internal measure to evaluate corporate and named executive officer long-term performance compensation. In 2023, the Company's measure of intrinsic value declined, which was primarily driven by margin compression in our core subscription business.

2.3 Compensation Highlights
Compensation Philosophy
The primary objective of Trupanion’s compensation program is to align team member incentives with long-term stockholder interests. To accomplish this, we:
•Strive to compensate team members based on value contributed;
•Share increases in Company value among stockholders, leadership and employees;
•Work to link equity award grants to growth in our calculated intrinsic value per share;
•Link performance metrics and goals to the Company’s business strategy;
•Recognize team and individual contributions through pay-for-performance incentive awards;

•Encourage equity ownership by emphasizing equity in the overall executive compensation mix, facilitating equity ownership by all employees, and requiring equity ownership by executives and directors or their affiliates;
•Provide a pay package that will attract, reward, focus, and retain critical talent;
•Ensure that our incentive plans do not encourage undue risk-taking nor behavior that is contrary to the intent of our incentive plans by using two categories of incentive awards: (i) recognition for past performance, with quarterly vesting over a two-year period and (ii) encourage long-term planning with longer term awards, vesting over a four-year period; and
•Communicate openly with employees about how their compensation mix is structured, the rationale behind this structure, and the decisions around their individual pay.
Consideration of "Say-on-Pay" Vote
We held a non-binding advisory "say-on-pay" vote at our 2023 Annual Meeting of Stockholders. Approximately 94.4% of the shares that voted for or against the 2023 say-on-pay proposal (excluding abstentions and broker non-votes) were cast in favor of our say-on-pay proposal. Our compensation committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices, and philosophy for our named executive officers. Our compensation committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making compensation decisions for our named executive officers, including the outcome of Proposal 4 (advisory and non-binding vote to approve the compensation provided to the Company's named executive officers for 2023) at the 2024 Annual Meeting of Stockholders, as we currently hold say-on-pay votes annually.
Compensation Programs
To support our philosophy, the compensation committee strives to deliver total compensation that is commensurate primarily with overall Company performance and to be reasonable compared to the market and among executives internally. We may consider in the future a review of our existing compensation philosophy to ensure it adequately supports business performance. To encourage a long-term focus, the compensation committee emphasizes long-term equity compensation over salaries and bonuses for executives, as illustrated below.
Throughout the remainder of this CD&A, we discuss both 2023 performance year compensation, as well as 2023 calendar year compensation found in the Summary Compensation Table to give a full view of our 2023 compensation practices for our named executive officers.
The progress we made against our objectives is outlined above in the section of this CD&A titled “2.2 Business Overview and Performance” and in more detail in the section of this CD&A titled "5.2 Detailed Description of Each Element of Compensation and Determination of Compensation for the 2023 Performance Year."
Compensation Mix
The mix of our executive pay structure emphasizes incentive-driven, performance-based pay (pursuant to our short-term and long-term incentive awards) over fixed salary, equity over cash, and long-term awards over short-term awards. This pay structure is designed to motivate our executives to achieve our long-term goals and deliver sustained increases in stockholder value without undue risk-taking.
We evaluate compensation on a "performance year," rather than a "calendar year" basis. This means, for 2023 for example, we analyzed our total direct compensation mix by adding together the actual salary earned in 2023, plus bonuses earned for 2023 performance, but paid in 2024, plus any long-term incentive award earned for 2023 performance, whether granted in 2023 or 2024. We currently do not target a specific compensation mix; rather, we monitor executive compensation mix to ensure that our compensation mix objectives of emphasizing long-term performance-based compensation, are being met. The following pay mix charts reflect the mix of 2023 performance year compensation for our CEO and our other named executive officers:

(1)This chart reflects the cash amount of short-term incentive awards payable to our named executive officers for performance year 2023. In lieu of taking their short-term incentive awards in cash, team members may convert all or a portion of their short-term incentive award into Company equity, in the form of RSUs, with a 20% premium to cash on value and subject to a two year lock-up.
(2)Long-Term Incentive Awards for performance year 2023 were issued in August 2023 and February 2024.
Alignment with Stockholders
The Company’s Board of Directors and its compensation committee are committed to strong corporate governance and to a pay-for-performance philosophy tied to stockholder interests. The compensation committee meets quarterly to discuss compensation practices and to monitor the total compensation opportunities for the executive team. In February 2024, the compensation committee determined that performance-based equity grants that are granted in the future (including with respect to February 2024 grants described below) to eligible team members for prior year performance will vest quarterly over a two-year period. Historically, these grants would vest over a four-year period. The committee made this decision, in part, to more closely align the vesting period to the period of performance such that team members are rewarded for prior performance closer in time to the performance meriting the award. New hire grants and promotion grants will continue to vest over a four-year vesting schedule. The table below summarizes the key elements of our programs relative to our pay-for-performance philosophy.

Compensation Committee’s Factors Supporting the Pay-For-Performance Philosophy:
▪ Deliver the significant majority of our executive compensation through long-term incentives
▪ Apply a two-year or four-year vesting schedule to our employee equity grants to support long-term decision-making
▪ Link our short-term incentive awards to measures and goals that drive value and derive from our corporate strategy
▪ Require equity ownership by our named executive officers to align pay with stockholder interests
▪ Use a balanced set of measures to support top and bottom line interests and the efficient deployment of capital
▪ Require achievement of demanding performance goals as a condition of our named executive officers earning target short-term incentive awards

Compensation Committee’s Factors Supporting Strong Corporate Governance:
▪ Do not enter into individual employment agreements that provide a defined period of employment unless required by law
▪ Maintain a reasonable severance and change in control policy
▪ Hold executive sessions at least once a quarter
▪ Evaluate our incentive program each year to ensure that it does not encourage excessive risk-taking
▪ Maintain a compensation committee comprised of only independent board members
▪ Oversee and administer all executive compensation and equity programs
▪ Maintain a clawback policy to recover incentive compensation in the case of a restatement or actions causing reputational damage
▪ Frequently conduct stockholder outreach to capture views on a variety of practices, including on executive compensation
▪ Engage an independent executive pay consultant who reports solely to the compensation committee
▪ Permit tax gross-ups only in limited circumstances
▪ Prohibit executive and director hedging activities
▪ Do not provide any perquisites to our executives

Historically, the compensation committee has required that we have at least a 10% year-over-year annual growth in intrinsic value per share before performance-based long-term equity incentive awards may be granted. However, 2023 marked the second consecutive year that our intrinsic value performance was not sufficient to grant long-term equity incentive awards under our historic compensation philosophy. The compensation committee acknowledged this shortfall but recognized the remedial efforts of the team throughout the year to address margin compression and elected to provide an equity grant to executives and employees the committee determined responsible for positively impacting performance during the year. The compensation committee unanimously approved these grants recognizing the interests of stockholders in retaining key talent.

We plan to subtract the value of any performance grants awarded during 2023 or in recognition of 2023 performance from future grant pools.

Part 3. Our Culture
3.1 Who We Are
Our mission is to help loving, responsible pet parents budget and care for their pets. Our mission binds the team of Trupanion regardless of backgrounds, and experiences. Our shared passion drives everything we do. We aspire to be the best we can be, our willingness to change and nurture innovation, wish to have fun, and trust in each other. We value diversity and each person's individuality. We believe that we can achieve great things together when we are caring, collaborative, courageous, curious, honest, inclusive, and nimble. We call this our Trupanion Team DNA.

We are especially proud of our track record of promoting from within and the opportunities we have created for team members to grow. In 2023, 208 team members advanced their careers by moving into new roles internally.

Part 4. Governance of Executive Compensation
4.1 Role of the compensation committee
The compensation committee is responsible for administering our executive compensation program, among other responsibilities, as provided in its charter. The compensation committee meets at least four times a year. The compensation committee oversees the following items:
•Compensation philosophy and strategies to confirm that they are aligned with our corporate objectives, stockholder interests, desired behaviors and Company culture;
•Alignment of executive pay to performance, including salary, bonuses and equity grants for our Chief Executive Officer and named executive officers;
•Compensation elements and mix;
•Peer group and surveys used to gather market data;
•Design of named executive officers' short-term incentive awards and long-term incentive awards;
•Pay policies, such as severance, change in control severance, ownership guidelines, and clawbacks;
•Director compensation;
•Participation in and results of our stockholder engagement processes;
•Regulatory and governance developments; and
•CD&A disclosure for our annual proxy, and other disclosures related to compensation, as needed.

The compensation committee reviews and approves executive salary adjustments, short-term incentive awards, equity awards, aggregate compensation, levels of individual performance, and form of equity awards. As noted in more detail below in Section 5.2 of this CD&A, the compensation committee determines compensation of our Chief Executive Officer during an executive session without the Chief Executive Officer present. The compensation committee considers the Chief Executive Officer's recommendations, but makes independent decisions, regarding the compensation of all executive officers.
4.2 Role of Management
The compensation committee works closely with management to gather and analyze data to assist it with compensation decisions. In addition, our Chief Executive Officer and President review the performance of executive officers and provide recommendations regarding their compensation to the compensation committee for its consideration.

Additionally, our Chief Executive Officer and Chief Administrative Officer annually support the compensation committee, and then the broader Board of Directors, in its review succession planning, given its critical importance to the Company’s success.
4.3 Role of Consultant
In 2023, the compensation committee again engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. During the year, Meridian advised the compensation committee on various executive pay issues. Meridian reports directly to the compensation committee.
Pursuant to SEC rules, the compensation committee has assessed the independence of Meridian and concluded Meridian is independent and does not have any conflict of interest with the Company, its directors or its executive officers.
4.4 Peer Group
The compensation committee's practice has been to identify a comparator group of companies to assist in evaluating the competitiveness of its compensation levels, policies, programs, and dilution. In addition, the compensation committee consults survey data from time to time for a broad evaluation of the market pay levels for executive positions. Market data does not determine or dictate pay levels. We use this information primarily as a reference point for evaluating our executive compensation levels relative to our performance and the long-term sustainability of any compensation structures.
Because the Company has few direct public competitors in the pet insurance industry, the compensation committee screens for companies that share certain business characteristics with Trupanion. The committee will change the criteria to determine the appropriate peer group from time to time as the company's size and other characteristics change. For its analysis of 2023 compensation, the committee considered factors including:
•Traded on major U.S. securities exchanges
•U.S. based
•Categorized in one of the following industries:
◦Animal Health
◦Diversified Consumer Services
◦Life and Health Insurance
◦Internet Service and Infrastructure
◦Healthcare Providers and Services
•Revenue under $2.5 billion
•3-year compound annual revenue growth of mid-teens or higher
•Certain business model characteristics, including:
◦Recurring revenue model (subscription-based company);
◦Business-to-consumer focus; and
◦Strategically-relevant companies with a pet focus.

Based on these criteria the compensation committee identified ten primary peer companies and four reference peer companies for informing compensation decisions. The compensation committee considered information gathered from the peer groups below and the broader market when evaluating the Company's compensation programs.
These companies included:

Primary Peer Group Used		Reference Peer Group

Company	Industry	Company	Industry
Alarm.com Holding, Inc.	Consumer Software Services	Central Garden & Pet Company	Animal Health
ANGI Inc.	Consumer Services	Chewy, Inc.	Online Retail for Animal Products
Freshpet, Inc.	Animal Health	IDEXX Laboratories, Inc.	Animal Health Care Equipment
Frontdoor, Inc.	Consumer Services	Zillow Group, Inc.	Consumer Real Estate Services
HealthEquity, Inc.	Healthcare Services
Lemonade, Inc.	Property and Casualty Insurance
Medifast, Inc.	Consumer Health Products
PetIQ, Inc.	Health Care Provider and Services
Petmed Express, Inc.	Animal Health
Teladoc Health	Health Care Services

Part 5. Components of Executive Compensation
5.1 Key Elements of Compensation
Summary of All Key Compensation Elements. The table below describes our pay components and the purpose of each:

Element	Form	Description	Purpose
Base Salary	Cash	Fixed cash compensation determined by value of contribution and desired pay mix of each position, and informed by market data. Our compensation committee adjusts base salary from time to time.	Provide baseline level of fixed compensation.
Short-Term Incentive Awards	Cash or equity	Variable compensation based on achievement of strategic and/or financial corporate and individual monthly performance goals. In 2023, awards were scored monthly and paid in the first quarter of 2024, subject to the compensation committee’s approval, for our named executive officers.	Focus named executive officers on the achievement of individual monthly strategic and financial goals and reinforce value connection by role.
		All employees may elect to take their cash awards in the form of fully-vested RSUs with a 20% premium to cash amount based on a volume-weighted average market price and subject to a 2-year lock-up. However, beginning in July 2023, the corporate portion of any short-term incentive awards for all employees were issued in RSUs based on this calculation. Beginning in April 2024, employees could again elect to take their short-term incentive award in cash or equity.	Enhance ownership mindset of the team with the option to forgo cash for equity for achievement of individual goals.
For 2023, short-term incentive awards to our Chief Executive Officer and President were based solely on Company performance goals, whereas short-term incentive awards to other named executive officers were based on a 50/50 mix of corporate and individual performance goals.
Long-Term Incentive Awards	RSUs or Stock Options (determined annually)	Historically, aggregate amount of long-term incentive awards to be granted is based on the calculation of the growth of our intrinsic value per share - the higher the growth of our intrinsic value per share, the larger the amount of equity we make available for grant in aggregate to all employees and directors.	Promote stock ownership.
For 2023 performance, however, the compensation committee approved equity grants to reflect performance achieved despite not hitting intrinsic value per share growth targets and as a direct reflection of the decision making across the business to improve our margin shortfall.

In recent years, stock options and RSUs have been awarded with a vesting period over four years, subject to the holders’ continued service with the Company, with standard vesting for stock options vesting as to 1/4th on the one year anniversary and then 1/48th monthly thereafter, and RSUs vesting as to 1/4th on the one year anniversary and then 1/16th quarterly thereafter, subject to the recipient being a service provider through each vesting date for the equity award).

		Beginning with the Long Term Awards granted in February 2024, RSUs awarded for performance will vest over a two-year period subject to the holders' continued service with the company.	Align executives directly with stockholder interests.
Reward the long-term growth of intrinsic value.
Enhance long-term perspective and support retention of named executive officers.
Other Compensation	401(k) Plan	Broad based retirement plan sponsored by Trupanion and offered to all employees.	Support long term financial planning.
General Benefits	Healthcare, Life and Disability Insurance, Daycare, Enhanced Mental Health Services, Wellness Flexible Spending Allowance, Employee Assistance Programs, Pet-related Benefits, Public Transit Pass, Generous PTO, Annual Paid Volunteer Day, and Sabbatical	All employees have the opportunity to receive paid healthcare, including life and disability insurance for themselves. Employees in North America receive coverage for their pet on a Trupanion policy. Employees located at our Seattle headquarters receive paid daycare for infants through pre-K (subject to space availability), professional dog walker services for all furry office mates and a prepaid public transit pass. Every five years, employees receive a five-week paid sabbatical.	Overall competitive benefits package that is offered to employees to foster a fulfilling, enjoyable, and productive work environment.

5.2 Detailed Description of Each Element of Compensation and Determination of
Compensation for the 2023 Performance Year
A detailed description of each pay program and our pay analysis and rationale for performance year 2023 are described below:
Base Salary: The compensation committee considers executive salary levels annually, but does not automatically adjust salaries on an annual or other scheduled basis. Rather, salaries are increased as appropriate, based on changes in an executive's role, an executive's direct impact, or changes in market conditions based on our review of peer companies.

Name	Title (1)	2023 Base Salary	2022 Base Salary	Percent Increase
Darryl Rawlings	Chief Executive Officer, Director, and Chairperson of the Board	$300,000	$300,000	—%
Fawwad Qureshi	Chief Financial Officer (2)	$300,000	N/A	N/A
Wei Li	Former Chief Financial Officer, Senior Vice President, Finance and Corporate Controller (3)	$260,000	$190,000	37%
Drew Wolff	Former Chief Financial Officer (4)	$300,000	$300,000	—%
Margi Tooth	President (5)	$400,000	$300,000	33%
John Gallagher	Executive Vice President of Global Support Services (6)	$300,000	$230,000	30%
Dr. Steve Weinrauch	Executive Vice President, North America and Veterinary Strategy	$300,000	$300,000	—%
(1) Reflects current titles as of the date of this Proxy Statement.
(2) Mr. Qureshi became our Chief Financial Officer as of September 25, 2023.
(3) Mr. Li served as our interim Chief Financial Officer from June 1, 2023 until September 25, 2023. Mr. Li's annual base salary was $300,000 from June 1, 2023 until September 30, 2023, and $260,000 beginning on October 1, 2023.
(4) Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. From June 2, 2023 until August 31, 2023, Mr. Wolff provided consulting services to Trupanion.
(5) Ms. Tooth's salary was increased to $400,000 effective June 1, 2023.
(6) Mr. Gallagher's base salary from January 1, 2023 to February 1, 2023 was $230,000 and was increased to $260,000 on February 1, 2023 in connection with a promotion. Effective April 1, 2023, Mr. Gallagher's salary was increased to $300,000 in connection with another promotion.
Short-Term Incentive Awards: We offer short-term incentive awards to our named executive officers and other employees. The intent of the short-term incentive awards is to reward each individual’s contribution based on the achievement of the Company’s corporate objectives and individual goals.
The measures for the individual goals for our named executive officers (other than Ms. Tooth and Mr. Rawlings) were determined by such officer's managers in consultation with our President and Chief Executive Officer and subject to oversight by our compensation committee. Individual goals typically tie to specific Company initiatives that vary based on the role of the named executive officer but are generally aligned to indicators of growth in our calculation of intrinsic value, such as the number of active hospitals and number of enrolled pets. As described below, short-term incentive awards for Mr. Rawlings and Ms. Tooth were based exclusively on achievement of our monthly corporate objectives and these officers did not have individual goals.
The monthly achievement scores for corporate objectives were reviewed by the compensation committee quarterly, and the monthly individual achievement scores for named executive officers (other than those named executive officers who became named executive officers during the course of 2023) were approved annually. These short-term incentive awards were paid annually to our named executive officers (other than those named executive officers who became named executive officers during the course of 2023) in the following fiscal year, whereas short-term incentive awards for other employees were paid monthly. Short-term incentive awards for our Chief Executive Officer and President were based exclusively on achievement of our monthly corporate objectives and short-term incentive awards for our other named executive officers were weighted 50% to corporate objectives and 50% to individual objectives.

The mechanism for determining the annual short-term incentive payouts for our named executive officers for performance year 2023 is shown below:
(1)Mr. Li, Mr. Gallagher and Dr. Weinrauch became named executive officers in 2023 and their short-term incentive awards were paid monthly in calendar year 2023.

Once the weighted achievement scores and annual incentive payout amounts for named executive officers are determined, they are reviewed and approved by the compensation committee.
Beginning in July 2023, the corporate portion of all short-term incentive awards was paid in the form of fully-vested RSUs with a 20% premium to the cash value, based on a volume-weighted average market price, and subject to a two-year holding restriction. All team members, including named executive officers, could elect to accept the remainder of their short-term incentive award in cash or equity. Team members who elect equity instead of cash receive a 20% premium to the cash value, based on a volume- weighted average market price, and subject to a two-year holding restriction.
Our Chief Executive Officer and President recommended the short-term incentive percentage scores below to the compensation committee for consideration. Following this process, the compensation committee approved the percentage payout against the target for each named executive officer. Both corporate and individual goals were intentionally set with a high degree of difficulty and are not designed to be indicative of overall performance.
Target awards and actual awards by individual for performance year 2023 are shown below.

		Corporate & Individual Goals
Name	2023 Base Salary	Bonus Target as a Percentage of Salary	Bonus Target Percentage Allocation (Corporate/ Individual)	Aggregate Bonus Target Amount (Corporate & Individual)	Earned Aggregate Bonus Amount (Corporate & Individual)	Bonus Amount Paid in Cash	Bonus Amount Granted in RSUs (RSU Value Received) (1)
Darryl Rawlings (2)	$300,000	20%	100/0	$60,000	$17,644	$—	$21,898
Fawwad Qureshi (3)	$300,000	40%	50/50	$30,000	$25,935	$25,935	$—
Wei Li (4)	$260,000	40%	50/50	$104,000	$76,232	$44,808	$25,646
Drew Wolff (5)	$300,000	40%	50/50	$50,000	$31,061	$31,061	$—
Margi Tooth (2), (6)	$400,000	20%	100/0	$80,000	$21,674	$—	$26,861
John Gallagher (7)	$300,000	40%	50/50	$120,000	$60,754	$13,332	$48,453
Dr. Steve Weinrauch	$300,000	40%	50/50	$120,000	$95,276	$—	$79,864
(1)In lieu of taking their full cash bonus amount, team members may convert all or a portion of their cash bonus into Company equity, in the form of RSUs, with a 20% premium to cash value and subject to a two year lock-up. The amounts represent aggregate grant date fair value of such RSUs, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.

(2)The Bonus Target as a Percentage of Salary for Mr. Rawlings and Ms. Tooth was increased to 40% effective January 1, 2024.
(3)Mr. Qureshi joined Trupanion and became our Chief Financial Officer as of September 25, 2023.
(4)Mr. Li served as our interim Chief Financial Officer from June 1, 2023 until September 25, 2023. Mr. Li's salary was $300,000 from June 1, 2023 until September 30, 2023. On October 1, 2023, Mr. Li's salary was changed to $260,000.
(5)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. From June 2, 2023 until August 31, 2023, Mr. Wolff provided consulting services to Trupanion.
(6)Ms. Tooth's salary was increased to $400,000 effective June 1, 2023.
(7)Mr. Gallagher's base salary from January 1, 2023 to February 1, 2023 was $230,000 and was increased to $260,000 on February 1, 2023 in connection with a promotion. Effective April 1, 2023 Mr. Gallagher's salary was increased to $300,000 in connection with another promotion.

The aggregate bonus target amount is further broken down by total opportunity below.

		Weighting
	Total Opportunity (Aggregate Short-Term Incentive Award Bonus Target Amount)	Corporate	Individual
Darryl Rawlings, CEO	$60,000	100%	—%
Fawwad Qureshi, CFO	$30,000 (1)	50%	50%
Margi Tooth, President	$80,000	100%	—%
John Gallagher, EVP	$120,000	50%	50%
Dr. Steve Weinrauch, EVP	$120,000	50%	50%
(1)Mr. Qureshi joined Trupanion and became our Chief Financial Officer as of September 25, 2023.
Included among the factors the compensation committee evaluated when determining our named executive officer's individual performance (for those named executive officers who are evaluated based on personal objectives in addition to corporate objectives) were:

Executive	2023 Individual Performance
Fawwad Qureshi (1)	Capital planning for core business through January 2025; analysis of technology spending; development of an enterprise-wide investment process
John Gallagher	Oversight of key company operations including technology, claims, and contact center and conversion marketing. Responsible for efficiencies and improvements (conversion rates, lift, quotes, issues and activations, premium leakage, retention); improve claims reporting and forecasting transparency; migration of claims processing to new IT system
Dr. Steve Weinrauch	Oversight of North American veterinary growth; product design and development; growth initiative projects; support legal and regulatory processes; media and public relations projects
(1)Mr. Qureshi joined Trupanion and became our Chief Financial Officer as of September 25, 2023.

Short-term incentive awards are typically paid annually to our Chief Executive Officer, President, and Chief Financial Officer in the following fiscal year. Because Mr. Li became acting Chief Financial Officer during the course of 2023, his short-term incentive awards were paid monthly, subject to oversight from our compensation committee. Short-term incentive awards for all other executive officers are paid monthly, subject to oversight from our compensation committee.
Long-Term Incentive Awards: We currently grant long-term incentive awards under the 2014 Prior Plan and, assuming approval of Proposal 2, we will cease issuing awards under the 2014 Prior Plan and grant long-term incentive awards under the 2024 EIP. Our long-term incentive awards deliver equity-based awards to executives and other employees who contribute to the long-term success of the Company. We have historically determined the aggregate amount of long-term incentive awards to be granted based on our estimates of the growth of our intrinsic value per share. The higher the growth of our intrinsic value per share, the larger the amount of equity we made available for grant in aggregate to all employees and non-employee directors.
In contrast to preceding years (2016 to 2021) during which our team consistently surpassed a 10% year-over-year growth in intrinsic value, we acknowledge that in 2023 this threshold was not achieved, largely due to severe margin compression at the mid-year point.
Through diligent efforts, our team worked to rectify our margin trajectory, making numerous sacrifices and difficult decisions to stabilize the Company and align with our growth targets. Consequently, in recognition of their efforts in positively impacting performance during the year, the compensation committee unanimously established a grant pool of 551,122 shares in February 2024 in recognition of performance in calendar year 2023. These shares were granted in the form of RSUs in 2024 to certain employees, including named executive officers, and will vest over two years. In addition, consistent with our guiding compensation principles and emphasis on long-term stockholder value creation and the retention of a strong leadership team, in August 2023, the compensation committee established a grant pool of 120,100 shares. These shares were then granted in the form of RSUs in 2023 to certain employees, including named executive officers, and will vest over four years.
While these grant pools are departures from our historical policy of granting performance-based compensation solely upon exceeding a 10% increase in intrinsic value, the compensation committee deemed it appropriate to acknowledge our team's efforts in 2023 and to support team member retention. This is especially pertinent with 2023 being the second consecutive year when a grant pool was not available for distribution to the team.
We intend to deduct these shares from future performance pools over the coming years, ensuring that dilution remains consistent with our established framework of value creation sharing with the team based on outperformance.
Equity Allocations for the 2023 Performance Year: As noted, in acknowledgement of the team execution to recover from margin expansion at the mid-year point, an aggregate grant pool of 847,117 shares was awarded during and for 2023 (including the 120,100 share pool established in August 2023). From the pool, deductions were made for new hire grants, spot bonus grants, promotional grants and non-employee director grants already made in performance year 2023. After deductions, the remaining 551,122 shares were granted in the form of RSUs in 2024 for the 2023 performance year to certain employees, including named executive officers. These RSUs will vest over two years.
We recognize this is a deviation from our historical practice yet we believe it was the right decision to show our appreciation for our dedicated team. It is our intention to deduct these shares from future performance pools to ensure our long-term shareholders only see dilution consistent with rewarding intrinsic value growth using long-term incentive awards.
To determine the specific amounts granted to each named executive officer for performance year 2023, our Chief Executive Officer and President, considering team member input, determined the value each individual contributed toward our intrinsic value per share. In making this determination, our Chief Executive Officer and President also reviewed how each of such persons demonstrated leadership to achieve those results and the officer's ability to impact future growth of the Company. The compensation committee considered these recommendations and assessed potential long-term incentive awards against each named executive officer's base pay and bonus levels. Our Chief Executive Officer and President were not present for the compensation committee discussions and decisions relating to their own long-term equity incentive awards.
The following table sets forth the long-term incentive grants approved by the compensation committee to our named executive officers in connection with performance year 2023:

Name	Long-Term Incentive Awards (Number of RSUs Granted)		RSU Value (1)
Darryl Rawlings	55,000	(2)	$1,499,850
Fawwad Qureshi	72,304	(3)	$1,697,530
Wei Li	10,691	(4)	$294,085
Drew Wolff (5)	—		$—
Margi Tooth	75,000	(6)	$2,079,250
John Gallagher	28,963	(7)	$800,152
Dr. Steve Weinrauch	23,031	(8)	$662,326
(1)The amounts represent aggregate grant date fair value of such RSUs, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.
(2)Includes RSUs representing (i) 50,000 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years and (ii) 5,000 shares of the Company’s common stock issued in February 2024 as a spot bonus, which will vest over four years.
(3)Includes RSUs representing (i) 60,000 shares of the Company’s common stock issued in November 2023 pursuant to Mr. Qureshi’s offer letter, which will vest over four years, (ii) 7,304 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, and (iii) 5,000 shares of the Company’s common stock issued in February 2024 as a spot bonus, which will vest over four years.
(4)Includes RSUs representing (i) 3,500 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 6,697 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, and (iii) 494 shares of the Company’s common stock issued in May 2023 as a spot bonus, which will vest over four years.
(5)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. From June 2, 2023 until August 31, 2023, Mr. Wolff provided consulting services to Trupanion.
(6)Includes RSUs representing (i) 20,000 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 50,000 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, and (iii) 5,000 shares of the Company’s common stock issued in February 2024 as a spot bonus, which will vest over four years.
(7)Includes RSUs representing (i) 7,223 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 20,559 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, (iii) 460 shares of the Company’s common stock issued in May 2023 as a promotion bonus, which will vest over four years, and (iv) 721 shares of the Company’s common stock issued in August 2023 as a promotion bonus, which will vest over four years.
(8)Includes RSUs representing (i) 5,655 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 16,229 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, (iii) 649 shares of the Company’s common stock issued in February 2023 as a promotion bonus, which will vest over four years, and (iv) 498 shares of the Company’s common stock issued in February 2023 as a spot bonus, which were fully vested at grant.

The table below provides an overview of performance year 2023 compensation for all named executive officers.

Name	2023 Base Salary		Short-Term Incentive Award Payout (Cash Received for 2023 Performance Year) (1)	Short-Term Incentive Award Payout (RSU Value Received for 2023 Performance Year) (2)(3)	Long-Term Incentive Award Issuance (RSU Value Received for 2023 Performance Year) (3)		Total Compensation
Darryl Rawlings	$300,000		$—	$21,898	$1,499,850	(4)	$1,821,748
Fawwad Qureshi	$300,000	(5)	$25,935	$—	$1,697,530	(6)	$2,023,465
Wei Li	$260,000	(7)	$44,808	$25,646	$294,085	(8)	$624,539
Drew Wolff (8)	$300,000		$31,061	$—	$—		$331,061
Margi Tooth	$400,000	(10)	$—	$26,861	$2,079,250	(11)	$2,506,111
John Gallagher	$300,000	(12)	$13,332	$48,453	$800,152	(13)	$1,161,937
Dr. Steve Weinrauch	$300,000		$—	$79,864	$662,326	(14)	$1,042,190
(1)For the 2023 performance year, we issued short-term incentive awards to Mr. Rawlings, Mr. Qureshi, and Ms. Tooth in 2024.
(2)In lieu of taking their short-term incentive award amount in cash, team members may convert all or a portion of their short-term incentive award amount into Company equity, in the form of RSUs, with a 20% premium to cash on value and subject to a two year lock-up.
(3)The amounts represent aggregate grant date fair value of such RSUs, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.
(4)Includes RSUs representing (i) 50,000 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years and (ii) 5,000 shares of the Company’s common stock issued in February 2024 as a spot bonus, which will vest over four years.
(5)Mr. Qureshi's annual salary is $300,000. Mr. Qureshi joined Trupanion as our Chief Financial Officer on September 25, 2023. Mr. Qureshi's pro-rated salary for 2023 was $81,250.
(6)Includes RSUs representing (i) 60,000 shares of the Company’s common stock issued in November 2023 pursuant to Mr. Qureshi’s offer letter, which will vest over four years, (ii) 7,304 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, and (iii) 5,000 shares of the Company’s common stock issued in February 2024 as a spot bonus, which will vest over four years.
(7)Mr. Li served as our interim Chief Financial Officer from June 1, 2023 until September 25, 2023. Mr. Li's salary was $300,000 from June 1, 2023 until September 30, 2023. On October 1, 2023, Mr. Li's salary was changed to $260,000.
(8)Includes RSUs representing (i) 3,500 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 6,697 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, and (iii) 494 shares of the Company’s common stock issued in May 2023 as a spot bonus, which will vest over four years.
(9)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. From June 2, 2023 until August 31, 2023, Mr. Wolff provided consulting services to Trupanion.
(10)Ms. Tooth’s salary was increased to $400,000 effective June 1, 2023. Her pro-rated salary for 2023 was $358,333.
(11)Includes RSUs representing (i) 20,000 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 50,000 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, and (iii) 5,000 shares of the Company’s common stock issued in February 2024 as a spot bonus, which will vest over four years.

(12)Mr. Gallagher’s base salary from January 1, 2023 to February 1, 2023 was $230,000 and was increased to $260,000 on February 1, 2023 in connection with a promotion. Effective April 1, 2023 Mr. Gallagher's salary was increased to $300,000 in connection with another promotion.
(13)Includes RSUs representing (i) 7,223 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 20,559 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, (iii) 460 shares of the Company’s common stock issued in May 2023 as a promotion bonus, which will vest over four years, and (iv) 721 shares of the Company’s common stock issued in August 2023 as a promotion bonus, which will vest over four years.
(14)Includes RSUs representing (i) 5,655 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 16,229 shares of the Company’s common stock issued in February 2024 in connection with 2023 performance, which will vest over two years, (iii) 649 shares of the Company’s common stock issued in February 2023 as a promotion bonus, which will vest over four years, and (iv) 498 shares of the Company’s common stock issued in February 2023 as a spot bonus, which were fully vested at grant.
Other Compensation, General Benefits and Perquisites: We provide all employees the opportunity to receive paid healthcare for themselves. We also provide medical coverage for one pet on a Trupanion subscription for employees in North America. At our Seattle, Washington USA headquarters, we provide paid on-site daycare for one child (infants through Pre-K) and professional dog walkers for all furry office mates. After every five years of service, employees receive a five-week paid sabbatical. We also provide a Company-wide broad based retirement 401(k) plan for our U.S. employees. We do not provide any perquisites to our executives. We continue to assess opportunities to enhance benefit offerings to our employees at all locations.

Part 6. Other Compensation Policies and Practices
6.1 Employment Agreements
No named executive officers have employment agreements though we did enter into an offer letter with Mr. Qureshi in connection with his appointment as our Chief Financial Officer.
Pursuant to his offer letter, Mr. Qureshi is entitled to an annual base salary of $300,000, an annual bonus of up to 40% of his base salary (based 50% on corporate goals and 50% on individual goals), participation in our Severance Plan (as defined below) with six months of salary and estimated COBRA premiums (less required tax withholding). Mr. Qureshi’s offer letter also entitled him to receive RSUs representing 60,000 shares of our common stock. This summary is not complete and is qualified in its entirety by reference to the full text and terms of the offer letter, which is filed as Exhibit 10.15 to our Annual Report on Form 10-K for the year ended December 31, 2023. Mr. Qureshi's employment is at-will and his compensation is subject to change.

6.2 Severance and Change-in-Control Protection
Our Employee Severance and Change in Control Plan (our Severance Plan) provides certain severance benefits to eligible employees. Our Severance Plan is intended to standardize the severance paid to current and future employees. We believe our Severance Plan creates an equitable framework for situations when an employee leaves us involuntarily that applies equally to all team members regardless of title.
Severance Policy:
Under our Severance Plan, if an employee, including any named executive officer, is terminated without cause (defined to include willful or gross neglect of job duties, material breach of a fiduciary duty or Company policy, willful failure to comply with instructions from the Board or such person’s supervisor, continued unsatisfactory performance which has continued for more than thirty days following written notice, engagement in dishonest or illegal or gross misconduct, and conviction of a felony), then they are entitled to the following benefits:
•a payment equal to the employee’s salary for a minimum of two weeks with an additional two weeks for each completed year of employment, up to a maximum of 26 weeks;
•for each full calendar quarter prior to the date of termination, any bonuses earned by the employee but unpaid as of the date of such termination; and
•a payment equal to one month of the medical insurance premium for the team member.

In order to receive these benefits, the employee must sign a separation agreement containing a full and unconditional release of claims.

Change in Control Policy:
If an employee, including any named executive officer, is terminated without cause in the three-month period before the occurrence of a Change in Control (the definition of "Change in Control" is set forth in footnote 5 to the "Termination of Employment and Change of Control Payments Table" below) or during the period of time beginning on the first occurrence of a Change in Control and lasting through the one-year anniversary of the occurrence of the Change in Control, then, in lieu of the severance payments set forth above, we will provide the employee with the following benefits:
•six months of salary;
•for each full calendar quarter prior to the date of such termination, any bonuses earned by the employee but unpaid as of the date of such termination; and
•immediate vesting of all unvested equity awards.

In order to receive these benefits, the employee must sign a separation agreement containing a full and unconditional release of claims. If any total payment determined by this policy would result in an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (Code)), then we would reduce the payment to produce a payment value that would maximize the “net after-tax amount” payable to the employee.
6.3 Share Ownership
We believe stock ownership aligns the interests of the named executive officers and Board of Directors with those of our stockholders.
Our named executive officers and Board of Directors are held to the following requirements:

Position	Required Ownership
Board Member	3X annual compensation value (excluding chair compensation)
Chief Executive Officer	5X annual base compensation
Executive Officer	3X annual base compensation

These ownership guidelines must be met within five years of becoming a board member or executive officer of the Company, including promotion into an executive role.
The minimum ownership may be satisfied by ownership of: (i) shares of our common stock, including shares purchased in the open market or through a company purchase plan or otherwise owned by the individual as a result of vesting of RSUs or performance-based stock units or exercise of options; (ii) vested RSUs and performance-based stock units; (iii) all deferred RSUs; (iv) vested restricted stock awards, (v) vested and exercisable “in-the-money” stock options (on a net exercise basis and net of taxes set at a 50% tax rate for purposes of calculating share ownership); and (vi) any other shares of our common stock owned by the executive or non-employee director. Shares or equity awards that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement.
As of December 31, 2023 all of our named executive officers and all of our directors, other than Jackie Davidson, who have been in their role for at least five years were in compliance with these ownership guidelines. As of the date of this proxy statement, Ms. Davidson is in compliance with these ownership guidelines.
6.4 Risk Assessment
Our compensation committee assessed the risk profile of our executive pay programs and determined that it does not encourage undue risk-taking by executives. Pay opportunities reflect a mix of fixed and at-risk compensation. At-risk compensation is tied to short- and long-term Company objectives and supports the pay-for-performance philosophy. The Company's pay program emphasized the sustained viability of the business through the use of long-term incentive awards, especially for senior management. The long-term incentive awards are typically subject to an objective measurement (i.e., our calculation of intrinsic values per share) that assesses our long-term sustainable growth and health, and all of the long-term incentive awards carry four or two-year vesting, which encourages executives to make decisions that are in the best long-term interests of the business.

Further, we require executives to hold meaningful levels of Company stock which results in stockholder alignment and a long-term focus. We also maintain a clawback policy, as more fully described below.
6.5 Clawbacks
Our clawback policy allows us to recover incentive compensation that was erroneously delivered due to financial statements that are subsequently restated, recalculation of any of the performance measures in our incentive plan, or team member misconduct. Incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, where a financial reporting measure is any measure that is determined and presented in accordance with, or derived wholly or in part from, the accounting principles used in preparing our financial statements, as well as stock price and total shareholder return. Further, pursuant to our clawback policy, if we determine we must prepare a restatement, we will seek to recover from any executive officer the amount of any incentive compensation, paid on or after October 2, 2023 and in the three completed fiscal years immediately preceding the date on which we were required to prepare any restatement, in excess of the amount that would have been paid had the amount been determined based on the restatement.
6.6 Pledging & Hedging
Our Insider Trading Policy prohibits employees from engaging in any form of hedging transactions (derivatives, equity swaps, and so forth) in our stock.
Our Insider Trading Policy requires preapproval by our Compliance Officer for any transaction in our shares, which would include sales in connection with pledges. Our Insider Trading Policy and our Pledging Guidelines for Directors and Officers generally discourage pledging transactions and encourage pre-approval of pledging transactions by the nominating and corporate governance committee. In addition, management regularly updates the nominating and corporate governance committee regarding outstanding pledges and considers, among other things, the number of shares pledged and the percentage of the pledgor's total Trupanion securities these shares represent. With this oversight, we allow limited pledging transactions because we acknowledge that personal circumstances may warrant entrance into such arrangements instead of selling Company shares.
6.7 Discussion on Key Performance Metrics
We use certain non-GAAP financial metrics when determining compensation.
Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investments in joint ventures. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investments in joint ventures, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investments in joint ventures, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance. Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its nonacquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives. Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.
The following is a reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

Year Ended December 31, 2023
Revenue	$1,108,605
Cost of paying veterinary invoices	827,604
Variable expenses	144,990
Fixed expenses	52,466
Adjusted operating income	83,545
Acquisition cost	70,372
Development expenses	5,100
Stock-based compensation expense	31,864
Depreciation and amortization	12,474
Non-recurring transaction or restructuring expenses	4,175
Loss from investment in joint venture	(219)
Operating loss	$(40,659)
As a percentage of revenue:

Year Ended December 31, 2023
Revenue	100.0%
Cost of paying veterinary invoices	74.7%
Variable expenses	13.1%
Fixed expenses	4.7%
Adjusted operating income	7.5%
Acquisition cost	6.3%
Development expenses	0.5%
Stock-based compensation expense	2.9%
Depreciation and amortization	1.1%
Non-recurring transaction or restructuring expenses	0.4%
Loss from investment in joint venture	—%
Operating loss	(3.7)%
Our internal rate of return is calculated assuming the new subscription pets we enroll during the period will behave like an average subscription pet. Specifically, our 2023 calculation assumes an estimated profit per pet per month of $7.48 for 73.0 months (calculated as the quotient obtained by dividing one by the churn rate, which equals one minus the average monthly retention rate of 98.63% based on our trailing three year experience). As our business continues to expand, we do not believe that blending all metrics into one always provides a fair measurement of impact and returns on dollars invested. Across our different business units, we are updating our methodology for calculating internal rate of return to better reflect our expectations of how these new pets will perform over their life with us by segment.
The following tables include our calculation of the monthly per pet unit economics for our subscription business for the trailing twelve months ended December 31, 2023, as well as the estimated internal rate of return for a single average new subscription pet.
Subscription business monthly per pet unit economics1:

	2023
Monthly average revenue per pet	$65.26
Cost of paying veterinary invoices	$49.50
Variable expenses	$6.34
Fixed expenses	$3.10
Estimated profit per pet per month	$6.32	Multiplied by 66.2 months = $419 (average lifetime value of a pet, including fixed expenses based on trailing twelve months)
[1]Calculated on a trailing twelve month basis. Excluding managing general agent activity for products underwritten by third parties.

Estimated IRR calculation for the year ended December 31, 2023:
Year	—	1	2	3	4	5	6
Months[2]	6.0	12.0	12.0	12.0	12.0	12.0	7.0	73.0
Estimated Profit per Pet per Month*	$7	$7	$7	$7	$7	$7	$7
Estimated Profit per Pet	$45	$90	$90	$90	$90	$90	$52	$419
Capital Charge[3]	$(4)	$(7)	$(7)	$(7)	$(7)	$(7)	$(4)
PAC	$(228)							IRR
	$(187)	$82	$82	$82	$82	$82	$48	36%

* Calculated on a trailing three year basis. Excluding managing general agent activity for products underwritten by third parties.
[2]This represents the average subscriber life in months, for the period presented, which is calculated as the quotient obtained by dividing one by one minus the average monthly retention rate based on our trailing three year experience.

3We include a capital charge in this calculation to estimate cost of capital on reserves which must be set aside to meet regulatory capital requirements. These reserves are included on our balance sheet.

Compensation Committee Report
The compensation committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2024 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into, any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

Submitted by the compensation committee
Howard Rubin, Chair
Betsy McLaughlin
Murray Low

Executive Compensation Tables
The following tables and accompanying narrative disclosure set forth information about the compensation provided to our named executive officers during the fiscal years specified below.
Summary Compensation Table
The following table provides information regarding all long-term incentive equity compensation earned by our named executive officers during the 2023, 2022 and 2021 fiscal years, and all short-term incentive compensation and salary earned by our named executive officers during the 2023, 2022 and 2021 fiscal years.

Name and Principal Position	Year	Salary		Stock Awards (1) (2)		Non-Equity Incentive Plan Compensation (3)		All Other Compensation		Total
Darryl Rawlings	2023	$300,000		$—		$21,898	(4)			$321,898
Chief Executive Officer	2022	$300,000		$1,356,281		$—	(5)			$1,656,281
	2021	$300,000		$4,623,067		$39,355				$4,962,422
Fawwad Qureshi	2023	$81,250	(6)	$1,362,000	(7)	$25,935		$28,940	(8)	$1,498,125
Chief Financial Officer	2022	$—	(6)	$—		$—				$—
	2021	$—	(6)	$—		$—				$—
Wei Li	2023	$244,167	(9)	$111,458	(10)	$70,454	('11)			$426,079
Former Chief Financial Officer	2022	$—	(9)	$—		$—				$—
	2021	$—	(9)	$—		$—				$—
Drew Wolff	2023	$126,136	(12)	$—		$54,009				$180,145
Former Chief Financial Officer	2022	$300,000		$1,184,819		$22,964	(13)			$1,507,783
	2021	$181,818	(14)	$1,578,224		$44,240	(15)			$1,804,282
Margi Tooth	2023	$358,333		$579,400	(16)	$26,861	(17)			$964,594
President	2022	$300,000		$4,683,168		$—	(5)			$4,983,168
	2021	$300,000		$4,941,857		$23,493	(18)			$5,265,350
John Gallagher	2023	$287,501	(19)	$239,508	(20)	$61,785	(21)			$588,794
Executive Vice President, Global Support Services	2022	$0	(19)	$—		$—				$—
	2021	$0	(19)	$—		$—				$—
Dr. Steve Weinrauch	2023	$300,000	(22)	$219,761	(23)	$79,864	(24)			$599,625
Executive Vice President,	2022	$—	(22)	$—		$—				$—
North America and Veterinary Strategy	2021	$—	(22)	$—		$—				$—
(1) The amounts represent aggregate grant date fair value of the RSUs, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.
(2) In lieu of taking their short-term incentive award in cash, team members may convert all or a portion of their short-term incentive award into Company equity, in the form of RSUs, with a 20% premium to cash on value and subject to a two year lock-up.
(3) For additional information regarding the non-equity incentive plan compensation, please refer to the CD&A, under the section titled "5.2 Detailed Description of Each Element of Compensation and Determination of Compensation for the 2023 Performance Year". This column includes amounts earned for the prior fiscal year but paid the following fiscal year.
(4) For performance year 2023, Mr. Rawlings earned a short-term incentive award in the amount of $17,644. Of that amount, Mr. Rawlings converted 100% into RSUs. Such RSUs were granted in February 2024 in the amount of 803 shares with an aggregate grant date fair value of $21,898.
(5) For the 2022 performance year, Mr. Rawlings and Ms. Tooth each waived receipt of their earned short-term incentive award, in the amounts of $21,534 and $21,534, respectively.
(6) Mr. Qureshi's annual salary is $300,000. Mr. Qureshi joined Trupanion as our Chief Financial Officer on September 25, 2023. Mr. Qureshi's pro-rated salary for 2023 was $81,250. Mr. Qureshi became a named executive officer for the first time in 2023.

(7) Includes RSUs representing 60,000 shares of the Company's common stock issued in November 2023 pursuant to Mr. Qureshi's offer letter, which will vest over four years.
(8)Represents $17,457 in travel reimbursement and $11,483 tax gross up for such expenses.
(9) Mr. Li served as our interim Chief Financial Officer from June 1, 2023 until September 25, 2023. Mr. Li's salary was $300,000 from June 1, 2023 until September 30, 2023, and $260,000 beginning on October 1, 2023. Mr. Li's pro-rated salary for 2023 was $244,167. Mr. Li became a named executive officer for the first time in 2023.
(10) Includes RSUs representing (i) 3,500 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years and (ii) 494 shares of the Company’s common stock issued in May 2023 as a spot bonus, which will vest over four years.
(11)For performance year 2023, Mr. Li earned a short-term incentive award in the amount of $76,232. Of that amount, Mr. Li received cash in an aggregate amount of $44,808 and elected to convert the remainder of his short-term incentive award into an aggregate of 1,278 RSUs with an aggregate grant date fair value of $25,646.
(12)Before his resignation as our Chief Financial Officer, effective June 1, 2023, Mr. Wolff’s salary was $300,000. Mr. Wolff’s pro-rated salary for 2023 was $126,136.
(13)For the first half of the 2022 performance year (January 2022 through June 2022), Mr. Wolff waived receipt of his earned short-term incentive award in the amount of $37,480.
(14)Mr. Wolff's annual salary was $300,000. Mr. Wolff became an employee on May 24, 2021 and was appointed to serve as Trupanion's Chief Financial Officer on September 24, 2021. Mr. Wolff's pro-rated salary for 2021 was $181,818.
(15)Prior to Mr. Wolff's appointment to Chief Financial Officer and becoming a named executive officer, Mr. Wolff received short-term incentive awards in the aggregate amount of $19,065. Of that amount, Mr. Wolff elected to convert $11,370 of his short-term incentive award into RSUs, receiving the remaining $7,695 in cash. Such RSUs were granted in November 2021, in the amount of 145 shares with an aggregate grant date fair value of $12,413. In February 2022, Mr. Wolff's 2021 cash bonus as Chief Financial Officer was approved in the amount of $25,175. Mr. Wolff elected to convert 100% of his cash bonus into RSUs. Such RSUs were granted in February 2022 in the amount of 262 shares with an aggregate grant date fair value of $15,049.
(16)Includes RSUs representing 20,000 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years.
(17)For performance year 2023, Ms. Tooth earned a short-term incentive award in the amount of $21,674. Ms. Tooth converted 100% of her short-term incentive award into RSUs. Such RSUs were granted in February 2024 in the amount of 985 shares with an aggregate grant date fair value of $26,861.
(18)Ms. Tooth’s 2021 cash bonus was approved in the amount of $39,355. In February 2022, Ms. Tooth converted 100% of her short-term incentive award into RSUs. Such RSUs were granted in February 2022, in the amount of 409 shares with an aggregate grant date fair value of $23,493.
(19)Mr. Gallagher’s base salary from January 1, 2023 to February 1, 2023 was $230,000 and was increased to $260,000 on February 1, 2023 in connection with a promotion. Effective April 1, 2023 Mr. Gallagher's salary was increased to $300,000 in connection with another promotion. Mr. Gallagher became a named executive officer for the first time in 2023.
(20)Includes RSUs representing (i) 7,223 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 460 shares of the Company’s common stock issued in May 2023 as a promotion bonus, which will vest over four years, and (iii) 721 shares of the Company’s common stock issued in August 2023 as a promotion bonus, which will vest over four years.
(21)For performance year 2023, Mr. Gallagher earned a short-term incentive award in the amount of $60,754. Of that amount, Mr. Gallagher received cash in an aggregate amount of $13,332 and elected to convert the remainder of his short-term incentive awards into an aggregate of 2,207 RSUs with an aggregate grant date fair value of $48,453.
(22)Dr. Weinrauch became a named executive officer for the first time in 2023.
(23)Includes RSUs representing (i) 5,655 shares of the Company’s common stock issued in August 2023 in connection with 2023 performance, which will vest over four years, (ii) 649 shares of the Company’s common stock issued in February 2023 as a promotion bonus, which will vest over four years, and (iii) 498 shares of the Company’s common stock issued in February 2023 as a spot bonus, which were fully vested at grant.
(24)For performance year 2023, Dr. Weinrauch earned a short-term incentive award in the amount of $95,276. Dr. Weinrauch converted his short-term incentive awards into an aggregate of 3,953 RSUs with an aggregate grant date fair value of $79,864.

Grants of Plan-Based Awards
The following table sets forth information regarding the short-term incentive awards earned by our named executive officers during fiscal year 2023, and the long-term incentive awards granted to our named executive officers in fiscal year 2023.

				Estimated Future Payouts Under Non-Equity Incentive Plan (1)
Name	Award Type	Approval Date	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (2)
Darryl Rawlings	Annual short-term incentive award (3)			$—	$60,000	$—
	RSU
Fawwad Qureshi	Annual short-term incentive award (3)			$—	$30,000	$—
	RSU (5)	9/2/2023	11/13/2023				60,000	$1,362,000
Wei Li	Annual short-term incentive award (3)			$—	$104,000	$—
	RSU (6)	2/27/2023	2/27/2023				54	$2,057
	RSU (6)	5/15/2023	5/5/2023				281	$4,209
	RSU (7)	5/15/2023	5/15/2023				494	$10,063
	RSU (8)	8/3/2023	8/14/2023				3,500	$101,395
	RSU (6)	11/13/2023	11/13/2023				536	$8,865
Drew Wolff	Annual short-term incentive award (3)			$—	$50,000	$—
	RSU
Margi Tooth	Annual short-term incentive award (3)			$—	$80,000	$—
	RSU (8)	8/3/2023	8/3/2023				20,000	$579,400
John Gallagher	Annual short-term incentive award (3)			$—	$20,000	$—
	RSU (10)	5/15/2023	5/15/2023				460	$9,370
	RSU (6)	8/14/2023	8/14/2023				841	$17,737
	RSU (11)	8/3/2023	8/14/2023				721	$20,887
	RSU (8)	8/3/2023	8/14/2023				7,223	$209,250
	RSU (6)	11/13/2023	11/13/2023				609	$10,073
Dr. Steve Weinrauch	Annual short-term incentive award (3)			$—	$120,000	$—
	RSU (6)	2/27/23	2/27/23				533	$20,302
	RSU (10)	2/27/23	2/27/23				649	$36,967
	RSU (12)	2/27/23	2/27/23				498	$18,969
	RSU (6)	5/15/23	5/15/23				904	$13,542
	RSU (6)	8/14/23	8/14/23				1,118	$23,579
	RSU (8)	8/3/23	8/14/23				5,655	$163,825
	RSU (6)	11/13/2023	11/13/2023				924	$15,283

(1)The amounts in these columns represent the threshold, target and maximum amounts of cash that might have become payable to each named executive officer as a short-term incentive award. Trupanion employees (including named executive officers) may elect to take their short-term awards in the form of equity with a 20% premium to cash on value but subject to a 2-year lock-up.
(2)The amounts represent the aggregate grant date fair value of the RSUs, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a summary of the assumptions we apply in calculating these amounts.
(3)These rows represent possible payouts pursuant to the annual short-term incentive awards. Trupanion employees (including named executive officers) may elect to take their short-term awards in the form of equity with a 20% premium to cash on value but subject to a 2-year lock-up.
(4)Mr. Qureshi joined Trupanion and became our Chief Financial Officer as of September 25, 2023.
(5)Pursuant to his offer letter, Mr. Qureshi received RSUs representing 60,000 shares of the Company's common stock.
(6)Represents a portion of a short-term incentive award paid in the form of fully-vested RSUs with a 20% premium to the cash value, based on a volume-weighted average market price, and subject to a two-year holding restriction.
(7)Reflects a spot bonus paid in RSUs, which vests as to 1/4th on the approximate one year anniversary of the date of grant and then 1/16th quarterly thereafter, subject to the named executive officer being a service provider through each vesting date.
(8)Reflects the long-term incentive awards received in the form of RSUs, which vests as to 1/4th on the approximate one year anniversary of the date of grant and then 1/16th quarterly thereafter, subject to the named executive officer being a service provider through each vesting date.
(9)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. From June 2, 2023 until August 31, 2023, Mr. Wolff provided consulting services to Trupanion.
(10)Reflects a promotion grant, which vests as to 1/4th on the approximate one year anniversary of the date of grant and then 1/16th quarterly thereafter, subject to the named executive officer being a service provider through each vesting date.
(11)Reflects a promotion grant, which vests as to 1/4th on the approximate nine month anniversary of the date of grant and then 1/16th quarterly thereafter, subject to the named executive officer being a service provider through each vesting date.
(12)Reflects a spot bonus paid in RSUs, which was fully vested upon grant.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding stock options and RSUs held by our named executive officers as of December 31, 2023.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Options Total Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Darryl Rawlings	2/28/2022	(2)						8,512	$259,701
	2/22/2021	(3)						13,689	$417,651
	4/3/2020	(4)						2,098	$64,010
	5/4/2017	(6)	23,448	23,448	—	$17.97	5/4/2027
	8/8/2016	(7)	50,000	2,000	—	$14.95	8/8/2026
Fawwad Qureshi	11/13/2023	(8)						60,000	$1,830,600
Wei Li	8/14/2023	(9)						3,500	$106,785
	5/15/2023	(10)						494	$15,072
	8/12/2022	(11)						62	$1,892
	2/28/2022	(2)						1,755	$53,545
	5/10/2021	(12)						44	$1,342
	2/22/2021	(3)						1,538	$46,924
	4/3/2020	(4)						81	$2,471
Drew Wolff	2/28/2022	(2) (21)						7,436	$226,872
Margi Tooth	8/14/2023	(9)						20,000	$610,200
	2/28/2022	(2)						29,391	$896,719
	2/22/2021	(3)						14,634	$446,483
	4/3/2020	(4)						2,172	$66,268
	5/4/2017	(6)	23,448	23,448	—	$17.97	5/4/2027
	12/21/2015	(13)	40,000	40,000	—	$8.93	12/21/2025
	7/24/2015	(14)	19,200	200	—	$7.78	7/24/2025
	11/7/2014	(15)	10,000	7,500	—	$6.54	11/7/2024
John Gallagher	8/14/2023	(9)						7,223	$220,374
	8/14/2023	(16)						721	$21,998
	5/15/2023	(10)						460	$14,035
	2/28/2022	(2)						6,611	$201,702
	2/22/2021	(3)						93	$2,837
	2/22/2021	(3)						4,079	$124,450
	5/11/2020	(17)						49	$1,495
	4/3/2020	(4)						216	$6,590
Dr. Steve Weinrauch	8/14/2023	(9)						5,655	$172,534
	2/27/2023	(18)						649	$19,801

2/28/2022	(2)						4,776	$145,716
2/22/2021	(3)						322	$9,824
2/22/2021	(3)						5,527	$168,629
4/3/2020	(4)						1,491	$45,490
5/4/2017	(19)	23,448	23,448	—	$17.97	5/4/2027
7/22/2016	(20)	8,500	8,500	—	$15.46	7/22/2026
(1)Value is calculated by multiplying the number of RSUs or restricted stock awards that have not vested by the closing market price of our stock ($30.51) as of the close of trading on December 29, 2023 (the last trading day of the fiscal year).
(2)RSUs vested as to 1/4th of the shares on February 25, 2023 and 1/16th vests each quarter thereafter.
(3)RSUs vested as to 1/4th of the shares on February 25, 2022 and 1/16th vests each quarter thereafter.
(4)RSUs vested as to 1/4th of the shares on February 25, 2021 and 1/16th vests each quarter thereafter.
(5)RSUs vested as to 1/4th of the shares on February 25, 2020 and 1/16th vests each quarter thereafter.
(6)Stock option vested as to 1/4th of the shares underlying this option on May 4, 2018 and 1/48th vested monthly thereafter.
(7)Stock option vested as to 1/4th of the shares underlying this option on August 8, 2017 and 1/48th vested monthly thereafter.
(8)RSUs will vest as to 1/4th of the shares on November 25, 2024 and 1/16th vests each quarter thereafter.
(9)RSUs will vest as to 1/4th of the shares on August 25, 2024 and 1/16th vests each quarter thereafter.
(10)RSUs will vest as to 1/4th of the shares on May 25, 2024 and 1/16th vests each quarter thereafter.
(11)RSUs vested as to 1/4th of the shares on August 25, 2023 and 1/16th vests each quarter thereafter.
(12)RSUs vested as to 1/4th of the shares on May 25, 2022 and 1/16th vests each quarter thereafter.
(13)Stock option vested as to 1/4th of the shares underlying this option on January 7, 2017 and 1/48th vested monthly thereafter.
(14)Stock option vested as to 1/4th of the shares underlying this option on July 24, 2016 and 1/48th vested monthly thereafter.
(15)Stock option vested as to 1/4th of the shares underlying this option on September 1, 2015 and 1/48th vests monthly thereafter.
(16)RSUs will vest as to 1/4th of the shares on May 25, 2024 and 1/16th vests each quarter thereafter.
(17)RSUs vested as to 1/4th of the shares on May 25, 2021 and 1/16th vests each quarter thereafter.
(18)RSUs vested as to 1/4th of the shares on February 25, 2024 and 1/16th vests each quarter thereafter.
(19)Stock option vested as to 1/4th of the shares underlying this option on May 4, 2018 and 1/48th vested monthly thereafter.
(20)Stock option vested as to 1/4th of the shares underlying this option on July 22, 2017 and 1/48th vested monthly thereafter.
(21)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. On March 29, 2023, Trupanion and Mr. Wolff entered into a separation agreement and release of claims, pursuant to which, Trupanion accelerated the vesting of 9,914 shares of common stock issuable upon settlement of RSUs held by Mr. Wolff. The settlement of such RSUs aligned with the historical vesting schedule of the RSUs through March 15, 2024, by which date all remaining RSUs were settled but subject to a contractual lockup that aligns with the historical vesting schedule of the RSUs.

Option Exercises and Stock Vested Table
The following table provides information regarding stock options exercised, restricted stock and RSUs vested which were held by our named executive officers during fiscal year 2023.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Darryl Rawlings	2/28/2022			6,620	$287,232
	2/22/2021			10,951	$367,200
	4/3/2020			8,392	$281,384
	2/22/2019			1,505	$85,078
Wei Li	11/13/2023			536	$12,167
	5/15/2023			281	$5,724
	2/27/2023			54	$3,076
	8/12/2022			28	$823
	2/28/2022			1,366	$59,280
	5/10/2021			29	$959
	2/22/2021			1,229	$41,195
	4/3/2020			322	$10,816
	11/12/2019			50	$1,693
	2/22/2019			89	$5,031
Drew Wolff	2/28/2022			5,783	$250,921
	11/12/2021			880	$33,955
	8/16/2021			880	$33,955
Margi Tooth	2/28/2022			22,859	$991,813
	2/22/2021			11,707	$392,549
	4/3/2020			8,685	$291,231
	2/22/2019			2,377	$134,372
John Gallagher	11/13/2023			609	$13,824
	8/14/2023			841	$24,364
	2/28/2022			5,141	$223,066
	2/22/2021			3,338	$111,949
	5/11/2020			98	$3,267
	4/3/2020			863	$28,949
	8/6/2019			57	$2,034
	2/22/2019			94	$5,314
Dr. Steve Weinrauch	11/13/2023			924	$20,975
	8/14/2023			1,118	$32,388
	5/15/2023			904	$18,414
	2/27/2023			1,031	$58,726
	2/28/2022			3,714	$161,166
	2/22/2021			4,678	$156,899
	4/3/2020			5,961	$199,895
	2/22/2019			951	$53,760
	7/24/2015	3,322	$71,855
	2/26/2014	15,000	$305,100

Termination of Employment and Change of Control Payments Table
The following discussion and table summarize the compensation that would have been payable to each named executive officer under the various scenarios assuming the triggering event occurred at the close of business on December 31, 2023 using a price per share of our common stock equal to the closing market price on the NASDAQ Stock Market as of December 29, 2023. The payments summarized in the following table are governed by the various agreements and arrangements described in "Part 6. Other Compensation Policies and Practices" of the CD&A above.
No special payments are due if any of the named executive officers terminates his employment voluntarily or is terminated for cause. For all terminations, a terminated employee receives accrued and unpaid salary and the balance in their 401(k) Plan account. We do not accrue vacation pay for the named executive officers or other senior officers. On the same basis as we provide benefits to all of our employees, the named executive officers have life insurance and disability benefits.
The actual amounts to be paid to and the value of stock options, restricted stock, and RSUs held by a named executive officer upon any termination of employment can be determined only at the time of such termination, and depend on the facts and circumstances then applicable.

Name and Termination Event		Severance Payment (1)(2)	Accelerated Restricted Stock Awards and Restricted Stock Units (3)	Continued Benefit Plan Coverage (4)	Total
Darryl Rawlings
Termination without Cause		$167,664	$—	$12,186	$179,850
After Change of Control, Termination without Cause	(5)	$167,664	$741,362	$—	$909,026
Fawwad Qureshi
Termination without Cause	(6)	$175,935	$—	$18,279	$194,214
After Change of Control, Termination without Cause	(5)	$175,935	$1,830,600	$—	$2,006,535
Wei Li
Termination without Cause		$136,232	$—	$10,022	$146,254
After Change of Control, Termination without Cause	(5)	$206,232	$228,032	$—	$434,264
Drew Wolff	(7)
Termination without Cause		$65,676	$—	$5,585	$71,261
After Change of Control, Termination without Cause	(5)	$181,061	$226,872	$—	$407,933
Margi Tooth
Termination without Cause		$190,905	$—	$12,186	$203,091
After Change of Control, Termination without Cause	(5)	$221,674	$2,019,670	$—	$2,241,344
John Gallagher
Termination without Cause		$153,062	$—	$12,186	$165,248
After Change of Control, Termination without Cause	(5)	$210,754	$593,481	$—	$804,235
Dr. Steve Weinrauch
Termination without Cause		$222,199	$—	$12,186	$234,385
After Change of Control, Termination without Cause	(5)	$245,276	$561,994	$—	$807,270
(1)Under our Employee Severance and Change in Control Plan (our Severance Plan), in the event the executive is terminated without cause and not in connection with a change in control, the executive is entitled to a lump sum payment equal to the executive's salary for a minimum of two weeks with an additional two weeks for each completed year of employment up to a maximum of 26 weeks, plus their earned but unpaid bonuses. Under our Severance Plan, in the event the executive is terminated without cause within three months prior or 12 months following a change of control, the executive is entitled to a payment equal to six months of the greater of (i) the executive's salary and (ii) the executive's base salary in effect when the change in control first occurred plus, for each full calendar quarter prior to the date of termination, any bonuses earned by the executive but unpaid as of the date of termination. This table reflects salaries of our named executive officers as of December 31, 2023 (other than Mr. Wolff who resigned from Trupanion as of June 1, 2023).
(2)The amounts shown in this column are the salary and bonus cash severance amounts due under our Severance Plan for a termination without cause and are based on earned 2023 short-term incentive awards.

(3)All unvested restricted stock awards and RSUs vest in full if the named executive officer is terminated without cause three months prior to or 12 months following a change in control. The amounts shown in this column reflect the value of the named executive officer’s unvested restricted stock awards and/or RSUs with vesting accelerated in full as of December 31, 2023. The value of the unvested restricted stock awards and/or RSUs held by each named executive officer was calculated based upon the aggregate market value of such shares. We used a price of $30.51 per share to determine market value, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 29, 2023, the last trading day of the year.
(4)The amounts shown in this column reflect the one-month cost of group medical, dental and vision insurance benefits based on the monthly cost for the applicable coverage level.
(5)A change of control is defined as the occurrence of any of the following events: (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Trupanion representing more than 50% of the total voting power represented by Trupanion's then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of the securities of Trupanion will not be considered a Change in Control; (b) the consummation of the sale or disposition by Trupanion of all or substantially all of Trupanion's assets; (c) the consummation of a merger or consolidation of Trupanion with any other corporation, other than a merger or consolidation which would result in the voting securities of Trupanion outstanding immediately prior thereto continuing to represent ( either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of Trupanion or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Internal Revenue Code wherein the stockholders of Trupanion give up all of their equity interest in Trupanion (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Trupanion); or (e) a change in the effective control of Trupanion that occurs on the date that a majority of members of the Board is replaced during any 12 month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of Trupanion, the acquisition of additional control of Trupanion by the same Person will not be considered a Change in Control. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Trupanion.
(6)Pursuant to Mr. Qureshi's offer letter, in the event Mr. Qureshi is terminated without cause and not in connection with a change in control, Mr. Qureshi is entitled to a lump sum payment equal to his salary for 26 weeks, plus his earned but unpaid bonuses. In addition, Mr. Qureshi is entitled to reimbursement for the cost of his COBRA premiums during the six months following his termination (or, in our sole discretion, a lump sum payment equal to six months of estimated COBRA premiums), less required tax withholding.
(7)Mr. Wolff resigned as our Chief Financial Officer effective June 1, 2023. On March 29, 2023, Trupanion and Mr. Wolff entered into a separation agreement and release of claims, pursuant to which, Trupanion accelerated the vesting of 9,914 shares of common stock issuable upon settlement of RSUs held by Mr. Wolff. The settlement of such RSUs aligned with the historical vesting schedule of the RSUs through March 15, 2024, by which date all remaining RSUs were settled but subject to a contractual lockup that aligns with the historical vesting schedule of the RSUs.

Narrative Discussion to Termination of Employment and Change of Control Payment Table:
Please see the above discussion regarding our Severance Policy and Change of Control Policy under the CD&A in the section titled "6.2 Severance and Change-in-Control Protection". In addition, our equity incentive plans generally provide that upon termination of employment, other than for Cause, death, or permanent and total disability, outstanding stock options cease vesting and the optionee has three months to exercise the option or, if earlier, until the option expires. If the optionee is terminated for Cause, as defined in the applicable equity incentive plan, the participant has no right to exercise such option on or after the effective date of such termination.
Under our equity incentive plans, if a change in control occurs and the outstanding equity is not substituted or assumed by the successor entity, then such equity would vest in full and each participant would have the opportunity to exercise their equity in full, including any portion not then vested. We believe that acceleration of vesting of options, restricted stock awards, and RSUs is appropriate when the stock option, restricted stock award, or restricted stock unit are not continued or assumed by the successor company, as the recipient has not received the full contemplated benefit of the equity award due to circumstances beyond the recipient’s control.
Our option agreements generally provide that if the holder’s employment is terminated due to death or disability, no additional vesting shall occur and the participant has 12 months to exercise the option or, if earlier, until the option expires.
Our restricted stock unit agreements generally provide that upon a termination of service for any reason, all unvested RSUs will be forfeited and all rights of participation in such RSUs will immediately terminate.

Pay Ratio

For fiscal year 2023:
•the annual total compensation, calculated as described below, of our Chief Executive Officer, Darryl Rawlings, was $341,277; and
•the estimated median of the annual total compensation of all employees of our Company, other than Darryl Rawlings, calculated as described below was $86,557.

Based on this information, for 2023 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual compensation of all employees was 4:1.
To determine the median employee as of December 31, 2023, we used the total base earnings, bonuses earned, and the grant date fair value of equity granted in 2023 for all employees, full-time and part–time who were employed as of December 31, 2023. We excluded independent contractors, as they are not employees. We also excluded 17 employees located in Czechia, 13 employees located in Germany, seven employees located in Poland, four employees located in Belgium, and one employee located in Switzerland, who collectively, represent less than 5% of our workforce of 1,137 employees worldwide. Finally, we also excluded one employee hired in December 2023 who had not received compensation before December 31, 2023.
The 2022 annual bonus (for certain executives) and the 2022 fourth quarter bonus for eligible employees were included as they were paid out in 2023. We did not include the 2023 annual bonus (for certain executives) nor the December 2023 bonus for eligible employees, as these were paid out in 2024.
For employees hired throughout the year, we annualized earnings based on amounts paid during the portion of 2023 in which they were employed.
With the factors noted above, we identified the median role.
We then used the total compensation set forth in the summary compensation table for Mr. Rawlings, added to it the amounts we pay on behalf of Mr. Rawlings pursuant to benefits programs that are available on a non-discriminatory basis to all our employees, including health, life and disability insurance premiums, child care at our headquarters, and enrollment of employee pets in our Trupanion medical insurance policy (Non-discriminatory Benefits) and compared that amount to the total compensation paid in 2023 for the identified role, which also included the Non-discriminatory Benefits paid out for the identified role. For the identified role and Mr. Rawlings, we included the applicable 2022 bonus which was paid in 2023 but did not include the December 2023 bonus which was paid in 2024. This determined the ratio set forth above.
In identifying the median employee under SEC rules, companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our Chief Executive Officer and to our other named executive officers and certain company financial performance metrics. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please refer to the Compensation Discussion and Analysis section of this proxy statement.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Total For CEO	Compensation Actually Paid to CEO (2)	Average Summary Compensation Total for Other NEOs	Average Compensation Actually Paid to Other NEOs (2)	Cumulative TSR	Peer Group Cumulative TSR (3)	Net Income	Company Selected Measure - Adjusted Operating Income (4)
2023	$321,898	$(231,457)	$705,736	$252,893	$83.00	$176.19	$(44,693,000)	$83,545,000
2022	$1,656,281	$(4,037,132)	$3,470,294	$(1,316,756)	$129.30	$105.70	$(44,672,000)	$89,255,000
2021	$4,962,422	$5,890,091	$3,953,082	$4,603,908	$359.17	$175.96	$(35,530,000)	$78,454,000
2020	$1,160,767	$6,273,363	$1,249,292	$6,331,959	$325.65	$138.58	$(5,840,000)	$57,107,000

(1)The CEO and other NEOs for the indicated years were as follows: (i) for 2023, our CEO was Darryl Rawlings, and our other NEOs were Fawwad Qureshi, Wei Li, Drew Wolff, Margi Tooth, John Gallagher, and Dr. Steve Weinrauch, (ii) for 2022, our CEO was Darryl Rawlings, and our other NEOs were Drew Wolff, Margi Tooth, Tricia Plouf, and Emily Dreyer, (iii) for 2021, our CEO was Mr. Rawlings, and our other NEOs were Mr. Wolff, Ms. Tooth, Ms. Plouf, and Mr. Gavin Friedman, and (iv) for 2020, our CEO was Mr. Rawlings, Ms. Plouf, Ms. Tooth, Mr. Friedman, and Mr. Asher Bearman.
(2)Amounts reported in this column are based on total compensation reported for our CEO and other NEOs in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with our methodology used for financial reporting purposes.

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Stock Awards ($)	Add Year-End Equity Value ($) (i)	Change in Value of Prior Equity Awards ($)	Add Change in Value of Vested Equity Awards ($)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions ($)	Compensation Actually Paid ($)
2023	CEO	321,898	—	—	(268,695)	(284,660)	—	(231,457)
	Other NEOs	705,736	(418,688)	605,318	(507,704)	(131,770)	—	252,893
2022	CEO	1,656,281	(1,356,281)	719,224	(3,095,658)	(1,960,698)	—	(4,037,132)
	Other NEOs	3,470,294	(3,169,003)	1,680,494	(2,038,922)	(1,259,619)	—	(1,316,756)
2021	CEO	4,962,422	(4,623,067)	5,788,691	340,352	(578,307)	—	5,890,091
	Other NEOs	3,953,082	(3,635,556)	4,529,917	376,093	(619,628)	—	4,603,908
2020	CEO	1,160,767	(822,367)	4,018,186	1,719,513	197,264	—	6,273,363
	Other NEOs	1,249,292	(907,511)	4,434,208	1,821,721	(265,751)	—	6,331,959
i.With the exception of named executive officers, the Company issued short-term incentive awards (cash bonuses) to its team members on a monthly basis. In lieu of taking their full cash bonus amount, team members may elect to convert all or a portion of their cash bonus into equity, in the form of RSUs, with a 20% premium to cash on value, fully vested on grant date and subject to a two year lock-up. To avoid double counting, the average grant date fair value of RSUs granted pursuant to certain named executive officers electing to convert their cash bonus into RSUs is excluded from the column in this table for each covered fiscal year.

(3)The Company used the NASDAQ-100 Tech Peer Group Cumulative TSR for each covered fiscal year.
(4)In accordance with SEC rules, we are required to include in the Pay versus Performance table the "most important" financial measure (as determined by us) used to link compensation actually paid to our Chief Executive Officer and to our other named executive officers to our performance for the most recently completed fiscal year. We determined Adjusted Operating Income, which is a measure included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table.

Description of the Relationship Between Compensation Actually Paid to Our Named Executive Officers and Company Performance
The charts below describe the relationship between compensation actually paid to our Chief Executive Officer and to our other named executives officers (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

The Company's Most Important Financial Performance Measures
The items listed below represent the most important financial metrics used to link the compensation actually paid to our Chief Executive Officer and other named executive officers to company performance for the 2023 fiscal year. Please refer to the CD&A sections titled “5.2 Detailed Description of Each Element of Compensation and Determination of Compensation for the 2022 Performance Year” and “6.7 Discussion on Key Performance Metrics” for a description of the metrics below.

Short-term Incentive Awards	•Adjusted Operating Income
•Adjusted Operating Margin
Long-term Incentive Awards	•Growth of Intrinsic Value per Share

Equity Compensation Plan Information
The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,189,917	$14.0908	(1)	2,671,594	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	1,189,917	—		2,671,594
(1)The weighted average exercise price relates solely to outstanding stock option shares since shares of RSUs have no exercise price.
(2)Includes 2,671,594 shares of common stock that remain available for issuance under our 2014 Prior Plan. Additionally, our 2014 Prior Plan provides for automatic increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the 2014 Prior Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase or the number determined by our Board of Directors. The Board of Directors approved the automatic increase in 2022 and 2024. Following the increase in 2024, the number of shares of common stock that remain available as of April 22, 2024 is 3,594,191.
2007 Equity Compensation Plan
Our Board of Directors and stockholders adopted our 2007 Equity Compensation Plan (2007 Prior Plan) in December 2008. The 2007 Prior Plan provided for the grant of both incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Code, and nonstatutory stock options, as well as for the issuance of shares of restricted stock and stock bonuses and the award of RSUs. The maximum permitted term of options granted under our 2007 Prior Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, owned stock representing more than 10% of the voting power of all classes of our stock, is five years. In the event of our merger or consolidation, the 2007 Prior Plan provides that, unless the applicable award agreement provides otherwise, if awards are not assumed or substituted in connection with the merger or consolidation, then the vesting and exercisability of such awards will accelerate in full, followed by termination of any unexercised awards. We ceased issuing awards under the 2007 Prior Plan upon the implementation of our 2014 Equity Incentive Plan. As a result, the 2007 Prior Plan terminated and we no longer grant options under the 2007 Prior Plan. However, outstanding awards granted under the 2007 Prior Plan will continue to be governed by the terms of the 2007 Prior Plan. Options and restricted stock granted under the 2007 Prior Plan have similar terms to those described below with respect to such awards under our 2014 Prior Plan.
2014 Equity Incentive Plan
Our Board of Directors and stockholders adopted our 2014 Prior Plan in June 2014, it became effective July 17, 2014 and serves as the successor to our 2007 Prior Plan. We initially reserved 2,000,000 shares of our common stock to be issued under our 2014 Prior Plan. Under the 2014 Prior Plan, the number of shares reserved for issuance is and will continue to automatically increase on January 1 for each of the calendar years 2016 through 2024, by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31 of such year; provided, however, that our Board of Directors may reduce the amount of the increase in any particular year. Between 2017 and 2021, our Board of Directors declined the automatic increase that would have occurred on January 1 of each year, but did approve the increase in 2022 and 2024. In addition to the foregoing, shares available for issuance under the 2014 Prior Plan, including shares underlying outstanding awards under the 2014 Prior Plan that terminate for any reason, are eligible for new grants under the 2014 Prior Plan.
Our 2014 Prior Plan authorizes the award of stock options, restricted stock awards (RSAs), SARs, RSUs, performance awards and stock bonuses. No person will be eligible to receive more than 1,000,000 shares in any calendar year under our 2014 Prior Plan other than a new employee, who will be eligible to receive no more than 2,000,000 shares under the 2014 Prior Plan in the calendar year in which the employee commences employment. Additionally, no participant may be granted in a calendar year a performance cash award having a maximum value in excess of $5.0 million under our 2014 Prior Plan. Such limitations were designed to help ensure that compensation was eligible for previously available exceptions to the $1.0 million limitation on income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.
Our 2014 Prior Plan is administered by our compensation committee, all of the members are "independent" under NASDAQ rules and "non-employee directors" under Rules 16b-3 under the Exchange Act, or by our Board of Directors acting in place of our compensation committee. Our compensation committee has the authority to construe and interpret our 2014 Prior Plan, grant awards and make all other determinations necessary or advisable for the administration of our 2014 Prior Plan.
Our 2014 Prior Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the employees, directors, consultants, independent contractors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.
In general, options granted to employees under our 2014 Prior Plan vest over a four-year period, with 1/4th of the total shares issuable on exercise of the options vesting on the one year anniversary of the vesting commencement date and 1/48th of the total shares issuable on exercise of the options vesting each month thereafter, subject to the employee’s continued service to us. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2014 Prior Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, own stock representing more than 10% of the voting power of all classes of our stock, is five years.
An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA would be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting would cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.
SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based on the difference between the fair market value of our common stock on the date of exercise and the stated exercise price, up to a maximum amount of cash or number of shares. SARs may vest based on time or the achievement of performance conditions.
RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve the performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we would deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.
In general, RSUs granted to employees under our 2014 Prior Plan vest over a four-year period, with 1/4th of the award settling on the one year anniversary of the vesting commencement date and the remainder settling in equal quarterly installments. Beginning in 2024, we changed our practice to begin granting RSUs under our 2014 Prior Plan that vest quarterly over two years.
Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuing the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.
Stock bonuses may be granted as additional compensation for service or performance and, therefore, may not be issued in exchange for cash.
Subject to the terms of our 2014 Prior Plan, the administrator has the authority to re-price any outstanding option or SAR, cancel and re-grant any outstanding option or SAR in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a re-pricing under generally accepted accounting principles, with the consent of any adversely affected participant.
In the event there is a specified type of change in our capital structure without receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2014 Prior Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2014 Prior Plan.
Awards granted under our 2014 Prior Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2014 Prior Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.
If we are party to a merger or consolidation, outstanding awards, including any vesting provisions, may be assumed, substituted or replaced by the successor company. Outstanding awards that are not assumed, substituted or replaced should accelerate in full and expire upon the merger or consolidation.
Our 2014 Prior Plan will terminate ten years from the date our Board of Directors approved the plan, or July 16, 2024, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our 2014 Prior Plan at any time. If our Board of Directors amends our 2014 Prior Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law. As discussed above, in Proposal 2 we are asking our stockholders to approve our 2024 EIP to replace our 2014 Prior Plan.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2024, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors or director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 41,995,023 shares of our common stock outstanding on April 10, 2024. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 10, 2024 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.

Name of Beneficial Owner		Number of Shares Beneficially Owned	Percentage
5% or Greater Stockholders:
BlackRock, Inc.	(1)	5,943,565	14.15%
Capital World Investors	(2)	4,020,416	9.57%
The Vanguard Group	(3)	3,641,306	8.67%
Aflac Incorporated	(4)	3,636,364	8.65%
TARMAC DLTFM LIMITED	(5)	3,575,538	8.51%
Nielsen Capital Management	(6)	2,904,432	6.91%
The Flossbach Entities	(7)	2,880,000	6.85%
Wellington Management Group	(8)	2,453,685	5.84%
Directors and Executive Officers:
Darryl Rawlings	(9)	1,446,631	3.44%
Howard Rubin	(10)	229,405	*
Murray Low	(11)	171,105	*
Margi Tooth	(12)	162,207	*
Dan Levitan	(13)	98,116	*
Steve Weinrauch	(14)	89,860	*
Jackie Davidson	(15)	13,402	*
John Gallagher	(16)	17,737	*
Paulette Dodson	(17)	5,364	*
Betsy McLaughlin	(18)	5,891	*
Zay Satchu	(19)	4,788	*
Max Broden	(20)	3,827	*
Richard Enthoven	(21)	485	*
Fawwad Qureshi	(22)	913	*

All Officers and Directors as a Group (22 persons)	(23)	2,324,392	5.50%
* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's stock.

(1) BlackRock, Inc.: Based solely on the Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024. Consists of 5,886,521 shares over which BlackRock, Inc. has sole voting power and 5,943,565 shares over which BlackRock, Inc. has sole dispositive power. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2) Capital World Investors: Based solely on the Schedule 13G/A filed by Capital World Investors on February 9, 2024. Consists of 4,020,416 shares over which Capital World Investors has sole voting power and sole dispositive power. The principal business address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(3) The Vanguard Group: Based solely on the Schedule 13G/A filed by The Vanguard Group on February 13, 2024. Consists of 73,701 shares over which The Vanguard Group has shared voting power, 3,532,249 shares over which The Vanguard Group has sole dispositive power, and 109,057 shares over which The Vanguard Group has shared dispositive power. The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(4) Aflac Incorporated: Based solely on the Schedule 13G/A filed by Aflac Incorporated on November 20, 2020 and company records. Consists of 3,636,364 shares over which Aflac Incorporated has sole voting power and sole dispositive power. The principal business address of Aflac Incorporated is 1932 Wynnton Road, Columbus, GA 31999.
(5) TARMAC DLTFM LIMITED: Based on disclosure provided to us by Richard Enthoven, a member of our Board of Directors and affiliate of TARMAC, TARMAC acquired 3,575,538 shares as of October 11, 2023. The principal business address of TARMAC is Third Floor, One Le Truchot, GY1 1WD, St. Peter Port, Guernsey.
(6) Nielsen Capital Management: Based solely on the Schedule 13G filed by Ole Nielsen (Nielsen), NCMH ApS (NCMH) and Nielsen Capital Management Fondsmæglerselskab A/S (NCMF and together with Nielsen and NCMH, Nielsen Capital Management) on April 5, 2024. Nielsen Capital Management reported that, as of March 26, 2024, Nielsen may be deemed to beneficially own 2,904,432 shares of common stock, comprised of (1) 1,550 shares held jointly by Mr. Nielsen and his spouse, (2) 10,952 shares held by NCMH, (3) 59,231 shares held by an entity of which Mr. Nielsen serves as CEO with investment and voting power over the securities held by the entity, (4) 2,157,089 shares held by Investin for which NCMF serves as advisor and (5) 675,610 shares held by various funds (other than Investin) for which NCMF serves as advisor. NCMF is an investment advisor based in Denmark and registered with the Danish Financial Supervisory Authority. NCMF furnishes investment advice to and manages certain investment funds, and Nielson serves as CEO of NCMF. In its role as advisor, NCMF may be deemed the beneficial owner of (1) 2,157,089 shares held by Investin and (2) an aggregate of 675,610 shares of common stock held by funds other than Investin, in each case, as it may have or share voting and/or investment power with respect to such shares. Other than Investin, none of such funds individually holds more than 5% of the shares of common stock. NCMH owns 100% of NCMF, and Nielsen indirectly owns 100% of NCMH. Mr. Nielsen also serves as CEO of NCMH. NCMH holds directly 10,952 shares of common stock and may also be deemed to beneficially own (1) the 2,157,089 shares held by Investin which is managed by NCMF and (2) an aggregate of 675,610 shares of common stock held by funds, other than Investin, managed by NCMF. Investin is a sub-fund in the umbrella fund Kapitalforeningen Investin Pro. Kapitalforeningen Investin Pro is an alternative investment fund and is registered with the Danish Financial Supervisory Authority. Investin holds directly 2,157,089 shares of common stock. NCMF serves as an advisor to Investin and has a discretionary fund management agreement with Investin, pursuant to which NCMF, at its discretion, can trade shares on behalf of Investin. The principal business address of Nielsen Capital Management is Eriksholmvej 40, 4390 Vipperoed, Denmark.
(7) The Flossbach Entities: Based solely on the Schedule 13G jointly filed by Flossbach von Storch, AG (FvS AG) and Flossbach von Storch Invest S.A. (FvSI S.A. and together with FvS AG, The Flossbach Entities) on February 10, 2023. The Flossbach Entities reported shared voting and dispositive power over 2,880,000 shares. The principal business address of FvS AG is Ottoplatz 1, 50679 Cologne, Germany. The principal business address of FvSI S.A. is 2, rue Jean Monnet, L-2180, Luxembourg.
(8) Wellington Management Group LLP: Based solely on the Schedule 13G jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP on February 8, 2024. Wellington Management Group LLP has shared dispositive power over 2,453,685 shares and has shared voting power over 2,394,548 shares. The principal business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(9) Darryl Rawlings: Consists of (i) 594,142 shares held by Mr. Rawlings; (ii) 837,109 shares held by Kuyashii Primary Equities LLC; (iii) 5,448 shares underlying options to purchase common stock that are exercisable within 60 days of April 10, 2024; and (iv) 9,932 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Mr. Rawlings. Kuyashii Primary Equities LLC is a wholly owned subsidiary of Kuyashii, LLC, of which Mr. Rawlings and his spouse are sole members, and as such, Mr. Rawlings holds sole voting and investment power over these shares. Mr. Rawlings’ holdings exclude an aggregate of 200,000 shares held by Rawlings GST Trust dated March 1, 2012 (GST Trust). Murray Low, a member of our Board of Directors, is the trustee of the GST Trust and Rawlings GST Non-Exempt Trust FBO (Trust Beneficiaries) are the beneficiaries of the GST Trust. Mr. Rawlings’ children are beneficiaries of the Trust Beneficiaries.
(10) Howard Rubin: Consists of 228,836 shares held by Mr. Rubin and 569 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Mr. Rubin.
(11) Murray Low: Consists of (i) 12,732 shares held by Dr. Low; (ii) 120,781 shares held by Murray B. Low Revocable Trust U/A 3-9-2018, Murray B. Low, Trustee, of which Dr. Low’s children are beneficiaries; and (iii) 37,592 shares underlying options to purchase common stock that are exercisable within 60 days of April 10, 2024 held by Dr. Low.
(12) Margaret Tooth: Consists of (i) 71,618 shares held by Ms. Tooth; (ii) 71,148 shares underlying options to purchase common stock that are exercisable within 60 days of April 10, 2024; and (iii) 12,441 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Ms. Tooth.
(13) Dan Levitan: Consists of (i) 93,534 shares held by Mr. Levitan; (ii) 3,000 shares held by the Levitan Family Foundation; and (iii) 1,582 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Mr. Levitan. Mr. Levitan has notified us that he is resigning as a director upon completion of the Annual Meeting and will not be standing for election.
(14) Steve Weinrauch: Consists of (i) 54,145 shares held by Dr. Weinrauch; (ii) 31,948 shares underlying options to purchase common stock that are exercisable within 60 days of April 10, 2024 held by Dr. Weinrauch; and (iii) 3,767 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Dr. Weinrauch.

(15) Jacqueline Davidson: Consists of (i) 12,347 shares held by Ms. Davidson, of which 1,000 are shares held in the name Jacqueline L Davidson & Stewart P Davidson; and (ii) 1,055 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Ms. Davidson.
(16) John Gallagher: Consists of (i) 13,279 shares held by Mr. Gallagher; and (ii) 4,458 shares issuable upon settlement of stock units that will vest within 60 days of April 10, 2024 held by Mr. Gallagher.
(17) Paulette Dodson: Consists of (i) 4,309 shares held by Ms. Dodson; and (ii) 1,055 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Ms. Dodson.
(18) Betsy McLaughlin: Consists of (i) 4,309 shares held by Ms. McLaughlin; and (ii) 1,582 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Ms. McLaughlin.
(19) Zay Satchu: Consists of (i) 3,206 shares held by Dr. Satchu; and (ii) 1,582 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Dr. Satchu. Dr. Satchu has notified us that she is resigning as a director upon completion of the Annual Meeting and will not be standing for election.
(20) Max Broden: Consists of (i) 2,245 shares held by Mr. Broden; and (ii) 1,582 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Mr. Broden.
(21) Richard Enthoven: Consists of 485 shares held by Mr. Enthoven.
(22) Fawwad Qureshi: Consists of 913 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024 held by Mr. Qureshi.
(23) All Officers and Directors as a Group: Consists of (i) 2,101,075 shares held by our directors and executive officers as a group; (ii) 129,771 shares underlying options to purchase common stock that are exercisable within 60 days of April 10, 2024 held by our directors and executive officers as a group; and (iii) 52,525 shares issuable upon settlement of RSUs that will vest within 60 days of April 10, 2024, held by our directors and executive officers as a group.

Certain Relationships and Related Party Transactions

Other than as disclosed below, from January 1, 2023 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under the sections titled “Non-Employee Director Compensation — 2023 Non-Employee Director Compensation Table” and “Executive Compensation Tables — Summary Compensation Table”.
Consulting Arrangements
David Rawlings, the father of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. David Rawlings also sold certain territories to other Territory Partners, including his son David Rawlings, Jr., pursuant to Assignment and Assumption Agreements that require us to continue to pay David Rawlings a portion of the proceeds payable with respect to those territories. For the year ended December 31, 2023, we paid an aggregate amount of approximately CAN$226,570 to David Rawlings Sr.

David Rawlings, Jr., the brother of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. For the year ended December 31, 2023, we paid David Rawlings, Jr., approximately CAN$230,388 in fees for his services as a Territory Partner (excluding amounts paid to his father pursuant to their Assignment and Assumption Agreement) and in the same manner as we compensate other Territory Partners.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Additional Information
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, our principal executive offices.

To be timely for our Company’s 2025 Annual Meeting of Stockholders, a stockholder’s proposal must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 20, 2025 and not later than the close of business on March 22, 2025. A stockholder’s proposal to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 Annual Meeting of stockholders must be received by us not later than December 26, 2024 in order to be considered for inclusion in our proxy materials for that meeting. If the date of our 2025 Annual Meeting of stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting of stockholders, then the deadline to submit a proposal to be considered for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting of stockholders, shall be a reasonable time before we begin to print and mail proxy materials. If our 2025 Annual Meeting of stockholders is changed by more than 30 days from the one-year anniversary of this Annual Meeting, we will disclose the new deadline for stockholder proposals under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law (including Rule 14a-8 of the Exchange Act) and our Bylaws.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees in connection with our 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2025.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2023, with the exception of (i) Paulette Dodson, who filed one late Form 3 in April 2023 relating to her initial Company holdings and (ii) Betsy McLaughlin, who filed one late Form 3 in April 2023 relating to her initial Company holdings.
Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Investor Relations
A digital copy of the Annual Report on Form 10-K is also available at https://investors.trupanion.com.

“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokerage firms, banks and other nominees with account holders beneficially owning our stock will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your brokerage firms, banks or other nominees that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokerage firm, bank or other nominee.

Upon written or oral request, we will promptly deliver a separate copy of the Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may contact our Senior Vice President, Corporate Communications, Laura Bainbridge, by mail at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, Attn: Investor Relations, or by email at Investor.Relations@trupanion.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their brokerage firms, banks or other nominees that are the holder of record of our stock to request information about “householding” or our Investor Relations department using the contact information in the preceding paragraph.
Other Matters
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Information on Attending the 2024 Annual Meeting of Stockholders
Attending the Annual Meeting In-Person. The Annual Meeting will be held on Wednesday, June 5, 2024 at 9 a.m. (Pacific Time) at the Company's headquarters located at 6100 4th Avenue South, Seattle Washington 98108. If you plan to attend the meeting, you must request an admission ticket by following the instructions in this proxy statement by May 15, 2024. Please visit https://investors.trupanion.com for further details on attending our Annual Meeting.
Stockholder Admission and Voting In-Person at the Annual Meeting. To request an admission ticket to the Annual Meeting, please contact Investor Relations via e-mail at Investor.Relations@trupanion.com or by mail at Investor Relations, Trupanion, Inc., 6100 Fourth Avenue South, Suite 200, Seattle, Washington 98108 and send proof of your stock ownership. To allow time for processing, please submit requests for admission tickets by May 15, 2024. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process. If you plan to attend the Annual Meeting and vote your shares at the Annual Meeting, along with your ticket, please bring a valid photo ID and either your Proxy Card, Voting Instruction Form or Notice of Internet Availability. To facilitate appropriate evidence of your ability to vote, please bring one or more of the forms indicated below, showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on April 10, 2024.
•If you are a registered stockholder, please bring one of the following that shows your current name and address: the Proxy Card or the Notice of Internet Availability for the Annual Meeting.

•If you are a “proxy” for a registered stockholder, then you will need to obtain a valid, written “legal proxy” from the holder of record, naming you, signed by the registered stockholder. The legal proxy should include the name and address of the registered holder of record, as recorded on their Notice of Internet Availability. Please also bring either the Proxy Card or the Notice of Internet Availability (in the name of the registered stockholder).

•If you are a beneficial stockholder (that is, your shares are held in the name of a brokerage firm, bank or other nominee), then please bring either the Voting Instruction Form or Notice of Internet Availability and a written “legal proxy”, naming you, signed by the brokerage firm, bank or other nominee that holds your shares. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

•If you are a “proxy” for a beneficial stockholder, then you will need to obtain a valid, written “legal proxy” from the holder of record, naming you, signed by the beneficial stockholder’s brokerage firm, bank or other nominee. The legal proxy should include the name and address of the beneficial holder of record, as recorded on the Notice of Internet Availability. Please also bring either the Voting Instruction Form or the Notice of Internet Availability. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

Questions. If you have additional questions about attending our Annual Meeting, please contact Trupanion’s Senior Vice President, Corporate Communications, Laura Bainbridge, at Investor.Relations@trupanion.com.

Annex A
Trupanion, Inc.
2024 EQUITY INCENTIVE PLAN
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1 Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is the aggregate of (a) any reserved shares not subject to outstanding grants under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) on the Effective Date (as defined below), (b) shares that are subject to stock options or other awards granted under the 2014 Plan or the 2007 Equity Compensation Plan (the “2007 Plan,” and together with the 2014 Plan, the “Prior Plans”) that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (c) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) shares issued under the Prior Plans that are repurchased by the Company at the original issue price and (e) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award on or after the Effective Date. As of April 22, 2024, the total number of Shares reserved and available for grant and issuance pursuant to this Plan was 3,594,191 Shares.
2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4 Limitations. No more than 3,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
4.ADMINISTRATION.
4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select persons to receive Awards;
(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e) determine the number of Shares or other consideration subject to Awards;
(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h) grant waivers of Plan or Award conditions;
(i) determine the vesting, exercisability and payment of Awards;
(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k) determine whether an Award has been earned;
(l) determine the terms and conditions of any, and to institute any Exchange Program;
(m) reduce or waive any criteria with respect to Performance Factors;
(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;
(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(p) make all other determinations necessary or advisable for the administration of this Plan; and
(q) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3 Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6 Termination of Service. If the Participant’s Service terminates for any reason except for Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan and stockholder approval, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.3 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.3 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) or a combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.2 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.3 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a) by cancellation of indebtedness of the Company to the Participant;
(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e) by any combination of the foregoing; or
(f) by any other method of payment as is permitted by applicable law.
12.GRANTS to Non-Employee directors. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 100,000 Shares; provided, however, that this maximum number can later be increased by the Board effective for the calendar year next commencing thereafter without further stockholder approval.
12.1 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
13.2 Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.
14.TRANSFERABILITY.
14.1 Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.
14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Following stockholder approval, the Committee may (a) reprice Options or SARs(and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation

(if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, then unless the Committee otherwise determines, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) and all Performance Factors will be deemed to have been achieved with respect to any Performance Awards immediately prior to the Corporate Transaction and then such Award will terminate. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the earlier of the expiration of such period or immediately prior to the Corporate Transaction. Awards need not be treated similarly in a Corporate Transaction.
21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
27.All Awards Subject to Company Clawback or Recoupment Policy. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2 “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
28.3 “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4 “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
28.5 “Board” means the Board of Directors of the Company.
28.6 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.7 “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.8 “Common Stock” means the common stock of the Company.
28.9 “Company” means Trupanion, Inc., or any successor corporation.
28.10 “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.11 “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.12 “Director” means a member of the Board.
28.13 “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.14 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.
28.15 “Effective Date” means the date that the Company’s stockholders approve this Plan if such stockholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.
28.16 “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.17 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18 “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.
28.19 “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20 “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.
28.21 “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.22 “IRS” means the United States Internal Revenue Service.
28.23 “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
28.24 “Option” means an award of an option to purchase Shares pursuant to Section 5.
28.25 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.26 “Participant” means a person who holds an Award under this Plan.
28.27 “Performance Award” means cash or stock granted pursuant to Section 10 of the Plan.
28.28 “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, in any combination, applied to the Company as a whole or any business unit or Subsidiary, or combination thereof, measured as specified by the Committee in the Award Agreement.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.29 “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
28.30 “Performance Share” means an Award granted pursuant to Section 10 of the Plan.
28.31 “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.32 “Plan” means this Trupanion, Inc. 2024 Equity Incentive Plan.
28.33 “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.34 “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.
28.35 “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.
28.36 “SEC” means the United States Securities and Exchange Commission.
28.37 “Securities Act” means the United States Securities Act of 1933, as amended.
28.38 “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or

Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, an employee shall have terminated employment as of the date he or she ceases provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.
28.39 “Shares” means shares of Common Stock and the common stock of any successor entity.
28.40 “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
28.41 “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
28.42 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.43 “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.44 “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49085-P10183

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUPANION, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect eight directors to hold office until our 2025 Annual Meeting of Stockholders.

Nominees:	For	Withhold
1a. Murray Low	☐	☐
1b. Howard Rubin	☐	☐
1c. Jacqueline Davidson	☐	☐
1d. Richard Enthoven	☐	☐
1e. Paulette Dodson	☐	☐
1f. Elizabeth McLaughlin	☐	☐
1g. Darryl Rawlings	☐	☐
1h. Max Brodén	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.	For	Against	Abstain
2. To approve the Trupanion 2024 Equity Incentive Plan.	☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as Trupanion, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
4. To approve, by non-binding advisory vote, the compensation of our named executive officers for the year ended December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V49086-P10183

TRUPANION, INC.
Annual Meeting of Stockholders
June 5, 2024 9:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Margaret Tooth and Darryl Rawlings, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRUPANION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 5, 2024, at Trupanion, Inc., 6100 4th Avenue South, Seattle, WA 98108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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